
                                                                     EXHIBIT 2.1

                                                          AS OF DECEMBER 6, 1999



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              INFOSPACE.COM, INC.,
                          IC ACQUISITION I CORPORATION
                                      AND
                                SARAIDE.COM INC

                             AS OF DECEMBER 6, 1999
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                                TABLE OF CONTENTS

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1.       Certain Definitions..........................................................................................2

2.       The Merger...................................................................................................9
         2.1      Merger; Effective Time..............................................................................9
         2.2      Merger Closing......................................................................................9
         2.3      Effect of the Merger................................................................................9

3.       Effect of Merger on the Capital Stock of Sub and the Company; Exchange of Certificates; Additional
         Payments....................................................................................................10
         3.1      Conversion of Stock................................................................................10
         3.2      Company Options and Warrants.......................................................................10
         3.3      Conversion of Shares...............................................................................10
         3.4      Adjustments to Surviving Corporation Common Stock and Parent Share Consideration...................11
         3.5      Fractional Shares..................................................................................11
         3.6      Exchange of Certificates...........................................................................12
         3.7      Taking of Necessary Action; Further Action.........................................................14
         3.8      Escrow Account.....................................................................................14
         3.9      Dissenters' Rights.................................................................................14
         3.10     Dissenting Shares After Payment of Fair Value......................................................15
         3.11     Tax and Accounting Consequences....................................................................15

4.       Securities Act Compliance...................................................................................15

5.       Contribution and License of Wireless Assets.................................................................16

6.       Representations and Warranties of the Company...............................................................16
         6.1      Organization, Qualification, and Corporate Power...................................................16
         6.2      Authorization......................................................................................16
         6.3      Capitalization.....................................................................................17
         6.4      Noncontravention...................................................................................18
         6.5      Fees...............................................................................................18
         6.6      Financial Statements...............................................................................18
         6.7      Subsidiaries.......................................................................................19
         6.8      Title to Assets....................................................................................19
         6.9      Events Subsequent to Most Recent Fiscal Period End.................................................19
         6.10     Undisclosed Liabilities............................................................................21
         6.11     Legal Compliance...................................................................................21
         6.12     Tax Matters........................................................................................22
         6.13     Real Properties....................................................................................24
         6.14     Intellectual Property..............................................................................24
         6.15     Tangible Assets....................................................................................29
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                               TABLE OF CONTENTS
                                   (CONTINUED)

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         6.16     Contracts..........................................................................................29
         6.17     Notes and Accounts Receivable......................................................................32
         6.18     Power of Attorney..................................................................................32
         6.19     Insurance..........................................................................................32
         6.20     Litigation.........................................................................................32
         6.21     Restrictions on Business Activities................................................................32
         6.22     Product Warranty...................................................................................33
         6.23     Employees..........................................................................................33
         6.24     Employee Matters and Benefits......................................................................33
         6.25     Guaranties.........................................................................................38
         6.26     Environment, Health, and Safety....................................................................38
         6.27     Certain Business Relationships With the Company....................................................39
         6.28     No Adverse Developments............................................................................40
         6.29     Full Disclosure....................................................................................40

7.       Representations and Warranties of the Parent Entities.......................................................40
         7.1      Organization, Qualification, and Corporate Power...................................................40
         7.2      Authorization......................................................................................40
         7.3      Capitalization.....................................................................................41
         7.4      Noncontravention as to the Merger..................................................................41
         7.5      SEC Filings........................................................................................41
         7.6      Brokers' Fees......................................................................................42
         7.7      Noncontravention as to the Parent Wireless Assets..................................................42
         7.8      Title to Assets....................................................................................42
         7.9      Undisclosed Liabilities............................................................................43
         7.10     Contracts..........................................................................................43
         7.11     Litigation.........................................................................................43
         7.12     Restrictions on Business Activities................................................................43
         7.13     Employees..........................................................................................43
         7.14     No Adverse Developments............................................................................44
         7.15     Full Disclosure....................................................................................44

8.       Pre-Closing Covenants.......................................................................................44
         8.1      General............................................................................................44
         8.2      Notices and Consents...............................................................................44
         8.3      Operation of Business of the Company...............................................................44
         8.4      Operation of Wireless Business of Parent...........................................................47
         8.5      Access to Information..............................................................................48
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                                      -ii-
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                               TABLE OF CONTENTS
                                   (CONTINUED)

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         8.6      Notice of Developments.............................................................................48
         8.7      Registration; Fairness Hearing; Company Stockholder Approval.......................................49
         8.8      No Solicitation....................................................................................51
         8.9      Regulatory Filings.................................................................................51
         8.10     NMS Listing........................................................................................52
         8.11     Tax-Free Reorganization............................................................................52
         8.12     Parent SEC Reports.................................................................................52
         8.13     Pre-Closing Bridge Loan............................................................................52
         8.14     Company Registration Rights Agreement; Tax-Sharing Agreement. 52
         8.15     Obligation to Update Disclosure Schedules..........................................................53

9.       Post-Closing Covenants......................................................................................53
         9.1      General............................................................................................53
         9.2      Litigation Support.................................................................................53
         9.3      Confidentiality....................................................................................53
         9.4      FIRPTA Compliance..................................................................................54
         9.5      Tax Free Reorganization............................................................................54
         9.6      Board of Directors.................................................................................54
         9.7      Surviving Corporation Incentive Stock Plan.........................................................54
         9.8      Initial Public Offering of Surviving Corporation...................................................54
         9.9      Bridge Loan Facility...............................................................................55
         9.10     Indemnification Continuation.......................................................................55
         9.11     Treatment of Employees.............................................................................56
         9.12     Existing Bridge Loans..............................................................................56

10.      Conditions to Obligations to Closing........................................................................56
         10.1     Conditions to the Obligations of Parent and Sub....................................................56
         10.2     Conditions to the Company's Obligations............................................................59

11.      Survival of Representations, Warranties and Covenants; Indemnity; Escrow....................................60
         11.1     Survival of Representations and Warranties.........................................................60
         11.2     Escrow Arrangements................................................................................61
         11.3     Exclusive Remedy...................................................................................69
         11.4     Parent Indemnification for Certain Losses..........................................................69

12.      Termination.................................................................................................70
         12.1     Termination of the Agreement.......................................................................70
         12.2     Effect of Termination..............................................................................72
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                               TABLE OF CONTENTS
                                   (CONTINUED)

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         12.3     Termination Fees and other Events..................................................................73

13.      Miscellaneous...............................................................................................75
         13.1     Press Releases and Public Announcements............................................................75
         13.2     No Third-Party Beneficiaries.......................................................................75
         13.3     Entire Agreement and Modification..................................................................76
         13.4     Succession and Assignment..........................................................................76
         13.5     Counterparts.......................................................................................76
         13.6     Headings...........................................................................................76
         13.7     Notices............................................................................................76
         13.8     Governing Law......................................................................................77
         13.9     Forum Selection; Consent to Jurisdiction...........................................................77
         13.10    Waivers............................................................................................78
         13.11    Severability.......................................................................................78
         13.12    Expenses...........................................................................................78
         13.13    Construction.......................................................................................78
         13.14    Company Disclosure Letter..........................................................................79
         13.15    Attorneys' Fees....................................................................................79
         13.16    Further Assurances.................................................................................79
         13.17    Time of Essence....................................................................................79

                                    EXHIBITS

Exhibit A         Form of Contribution Agreement
Exhibit B-1       Form of Amended and Restated Certificate of Incorporation of
                  the Surviving Corporation
Exhibit B-2       Form of Amended and Restated Bylaws of the Surviving
                  Corporation
Exhibit C         Certificate of Merger
Exhibit D         Form of Voting Agreement
Exhibit E         Form of Non-Competition Agreement
Exhibit F         [Intentionally omitted]
Exhibit G         [Intentionally omitted]
Exhibit H         Form of Stockholder Certificate
Exhibit I         [Intentionally omitted]
Exhibit J         [Intentionally omitted]
Exhibit K         [Intentionally omitted]
Exhibit L         Form of Release
Exhibit M         [Intentionally omitted]
Exhibit N-1       Form of Secured Convertible Promissory Note
Exhibit N-2       Form of Security Agreement
Exhibit O         Form of Amended and Restated Stockholders Agreement
Exhibit P         Form of Technology License and Content Access Agreement
Exhibit Q         Form of Joint Marketing and Referral Agreement
Exhibit R         Form of Support Services Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is entered into as of December 6, 1999, by and among InfoSpace.com, Inc., a Delaware corporation ("Parent"), IC Acquisition I Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"),and saraide.com inc, a Delaware corporation (the "Company"). Parent, the Company, and Sub are sometimes referred to herein individually as a "PARTY" and collectively as the "Parties." Parent and Sub are sometimes collectively referred to herein as the "Parent Entities."

                                   RECITALS

         A. Parent, Sub and the Company intend to effect the Merger (as defined herein) of Sub with and into the Company in accordance with this Agreement and Delaware Law (as defined herein). Upon consummation of the Merger, Sub will cease to exist, and the Company will become a subsidiary of Parent in which Parent shall hold eighty percent (80%) of the Fully Diluted Shares of Surviving Corporation Common Stock (as defined herein).

         B. It is intended that the Contemplated Transactions (as defined in Section 1) effectuated by the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute the plan of reorganization described in Section 368(a) of the Code.

         C. The respective boards of directors of Parent, Sub and the Company have approved this Agreement and approved the Merger.

         D. Concurrent with the execution of this Agreement, as a material inducement to Parent and Sub, certain stockholders of the Company are entering into voting agreements in the form of Exhibit D hereto (the "Voting Agreements"), an employee of the Company is entering into a non-competition agreement in favor of the Company in the form of Exhibit E hereto (the "Non-Competition Agreement"), and upon the consummation of the Merger and the other transactions contemplated by this Agreement, the Company and Parent will enter into (i) the Amended and Restated Stockholders Agreement substantially in the form attached hereto as Exhibit O (the "Stockholders Agreement"), (ii) a Technology License and Content Access Agreement substantially in the form attached hereto as Exhibit P (the "License Agreement"), (iii) the Joint Marketing and Referral Agreement substantially in the form attached hereto as Exhibit Q (the "Joint Marketing Agreement") and (iv) the Support Services Agreement substantially in the form attached hereto as Exhibit R (the "Support Services Agreement").

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the Parties do hereby agree as follows:

                                   AGREEMENT

         1. Certain Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement.

            "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

            "After-acquired Wireless Assets" means any rights in or to any assets (including Intellectual Property Rights) that Parent acquires or obtains by license or otherwise between the date of this Agreement and the Closing Date and which relate to Parent's wireless business or are otherwise of substantially the same nature as the Parent Wireless Assets and which Parent has the right to transfer or license.

            "Aggregate Breach Amount" means:

            (i) with respect to any Breaches by the Company of one or more of its representations and warranties set forth in Section 6 (individually or in the aggregate) as of the date hereof, the sum total of the following amounts, determined separately with respect to each such Breach: the lesser of (1) the cost (if any) to the Company of curing such Breach in all material respects on or prior to the Closing Date, or (2) the decline (if any) in the value of the Company resulting from such Breach; and

            (ii) with respect to any Breaches by Parent of one or more of its representations and warranties set forth in Sections 7.7 through 7.15 (individually or in the aggregate) as of the date hereof, the sum total of the following amounts, determined separately with respect to each such Breach: the lesser of (1) the cost (if any) to Parent of curing such Breach in all material respects on or prior to the Closing Date, or (2) the decline (if any) in the value of Parent resulting from such Breach.

            "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to attempt to cause such result to be achieved as expeditiously as reasonably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

            "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach or failure.

            "Business Condition" means the current business, financial condition, results of operations and assets of a corporate entity.

            "Change of Control of the Company" shall mean:

            (a) The merger or consolidation of the Company with or into, or other corporate reorganization of the Company with, any third party other than any such transaction or series of related transactions following which the stockholders of the Company prior to the transaction own, by virtue of their holdings of shares of the Company prior to the transaction, a majority of the equity securities of the surviving corporation or its parent (it being understood that a transfer or issuance of equity securities in any transaction or series of related transactions representing a majority of the equity securities of the surviving corporation or its parent to a number of third parties where no single third party and its parents and subsidiaries holds beneficial ownership of a majority of such equity securities shall not be a "Change of Control of the Company"); or

            (b) The sale of all or substantially all of the assets of the Company, other than any such transaction following which the stockholders of the Company prior to the transaction own a majority of the equity securities of (i) the entity acquiring the assets of the Company or (ii) such entity's parent.

            "Company Affiliate" means each "affiliate" of the Company immediately prior to the Effective Time, as such term is defined under Rule 144 of the Securities Act. For purposes hereof, each officer of the Company elected by the Company's board of directors in office at a particular time that Company Affiliates are required to take actions pursuant to this Agreement; each director of the Company in office at a particular time that Company Affiliates are required to take actions pursuant to this Agreement, and each person with beneficial ownership of more than ten percent (10%) in interest of the issued and outstanding Company Capital Stock at a particular time that Company Affiliates are required to take actions pursuant to this Agreement, shall be deemed to be Company Affiliates.

            "Company Capital Stock" means shares of capital stock of the Company.

            "Company Common Stock" means shares of the common stock of the Company.

            "Company Disclosure Letter" means the Company Disclosure Letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement, as it may be updated by the Company pursuant to Section 8.15.

            "Company Intellectual Property" means any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below in Section 6.14(a)), that are owned (in whole or in part) by or exclusively licensed to the Company.

            "Company Option Shares" means the number of shares of Company Capital Stock (whether vested or unvested) issuable upon the exercise of all Company Options.

            "Company Options" means all options to purchase Company Capital Stock (whether vested or unvested) issued and outstanding immediately prior to the Effective Time, including all Company Options granted under the Company Plans.

            "Company Plans" means the Company's 1998 Equity Incentive Plan and the 1998 Stock Option Incentive Plan.

            "Company Preferred Stock" means shares of the preferred stock of the Company.

            "Company Stockholders" means the stockholders of record of the Company immediately prior to the Effective Time.

            "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including:

            (a) the contribution of certain of the Parent Wireless Assets to Surviving Corporation pursuant to the Contribution Agreement immediately following the Effective Time and the license of the remaining Parent Wireless Assets to the Surviving Corporation pursuant to the License Agreement;

            (b) the merger of Sub with and into the Company and assumption by Parent and the Surviving Corporation of Company Options pursuant to the Certificate of Merger;

            (c) the execution and delivery of the Voting Agreements, the Non-Competition Agreement and all other agreements and instruments executed by any of the Parties contemporaneously with the execution of this Agreement or in contemplation of or contemporaneously with the Merger; and

            (d) the performance by Parent, the Company, and Sub of their respective covenants and obligations under this Agreement and all other agreements which are contemplated by the Parties to be entered into in connection with the Merger.

            "Employee Benefit Plan" means any (a) nonqualified deferred compensation, retirement plan, severance plan or similar plan or arrangement;
(b) Employee Pension Benefit Plan; (c) Employee Welfare Benefit Plan; and (d) any other nonqualified plan providing welfare benefits, including but not limited to medical, dental, life insurance and disability benefits.

            "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

            "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

            "Erisa" means the Employee Retirement Income Security Act of 1974, as amended.

            "Existing Bridge Loans" means (i) the Bridge Loan Agreement dated as of September 1, 1999 by and among Ericsson Radio Systems AB, Nortel Networks Corporation, GSM Capital Limited Partnership (and ARGC, LLC), Microcell Telecommunications, Inc. and saraide.com inc and the warrants and promissory notes issued pursuant thereto, and (ii) the Bridge Loan Agreement dated as of November 10, 1999 by and among Ericsson Radio Systems AB, Nortel Networks Corporation, Microcell Telecommunications Inc., and saraide.com inc and the convertible promissory notes issued pursuant thereto.

            "Existing Stockholders Agreement" means, collectively, (i) the Stockholders Agreement dated June 30, 1998 by and among Nortel Networks Corporation, GSM Capital Limited Partnership (and ARGC, LLC), Microcell Capital Inc., and Omnipoint Communications Services (collectively, the "Stockholders"),
(ii) Amendment No. 1 to the Stockholders Agreement dated June 4, 1999 by and among the Stockholders and Ericsson Radio Systems AB, and (iii) Amendment No. 2 to the Stockholders' Agreement dated July 30, 1999 by and among the Stockholders and Ericsson Radio Systems AB.

            "Fully Diluted Shares of Company Capital Stock" means the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (ii) the number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, and (iii) the Company Option Shares.

            "Fully Diluted Shares of Surviving Corporation Common Stock" means the sum of (i) the number of shares of Surviving Corporation Common Stock issued and outstanding immediately following the Effective Time following the conversions set forth in Section 3.3, and (ii) the number of shares of Surviving Corporation Common Stock (whether vested or unvested) issuable upon the exercise of all options to purchase Surviving Corporation Common Stock (whether vested or unvested) issued and outstanding immediately following the Effective Time by reason of the conversion of Company Options into options to acquire Surviving Corporation Common Stock and options to acquire Parent Common Stock pursuant to
Section 3.2.

            "Governmental Body" means any:

            (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, provincial, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body; or

            (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

            "Gross Negligence" consists of an intentional act, or the failure to perform a duty, with reckless disregard for the consequences of such act or failure.

            "Intellectual Property Rights" any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

            "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

            (a) such individual is actually aware of such fact or other matter;
or

            (b) a Person holding the positions held by such individual would reasonably be expected in the exercise of the normal responsibilities of such Person to have learned of the existence of such fact or other matter.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any position having the same or greater level of responsibility) has Knowledge of such fact or other matter. The Company will be deemed to have Knowledge of a particular fact or matter only if any of the following individuals has Knowledge of such fact or other matter: Hatim Tyabji, George Richard, William Barmeier, Katherine Beall, Nikki Mushkin and Julian Craddock.

            "Major Stockholders" means the following Company Stockholders:
Microcell Capital Inc., a corporation organized under the laws of Canada; Nortel Networks Corporation, a corporation organized under the laws of Canada; GSM Capital Limited Partnership, a partnership registered under the laws of Delaware; ARGC, LLC, a limited liability company registered under the laws of Delaware; Ericsson Radio Systems AB, a corporation incorporated under the laws of the Kingdom of Sweden; and Hatim Tyabji.

            "Material Adverse Effect" means a material adverse effect on the Business Condition of the corporate entity and its subsidiaries, taken as a whole, or in the case of the Parent Wireless Assets, such assets taken as a whole; provided that any adverse effects arising from or relating to the following matters (individually and in the aggregate) shall be excluded in determining whether such a material adverse effect has occurred: (i) general economic conditions or conditions (including conditions in financial markets) generally prevailing in the industry or market segment in which the corporate entity and its subsidiaries conduct their respective businesses, (ii) performance by any Party of its obligations under this Agreement; (iii) the announcement or pendency of the proposed Merger; and (iv) the taking by any Party of any action (or omission by any Party to take any action) at the request of or with the permission of another Party to this Agreement.

            "Merger Consideration" means the sum of the Parent Share Consideration and the shares of Surviving Corporation Common Stock received by Company Stockholders in accordance with SECTION 3.3.

            "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA and Section 414(f) of the Code.

            "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal business operations of such Person; and

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

            "Parent Common Stock" means shares of common stock of Parent.

            "Parent Conversion Ratio" shall equal the quotient obtained by dividing (A) the Parent Share Consideration, by (B) the Fully Diluted Shares of Company Capital Stock.

            "Parent Disclosure Letter" means the Parent Disclosure Letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement, as it may be updated by Parent pursuant to Section 8.15.

            "Parent Sec Reports" has the meaning set forth in Section 7.5.

            "Parent Share Consideration" means two million three hundred ninety seven thousand seven hundred and sixteen (2,397,716) shares of Parent Common Stock, subject to Section 3.4.

            "Parent Wireless Assets" means (a) the contracts and other assets of Parent as set forth in, and assigned to the Surviving Corporation under, the Contribution Agreement, and (b) the rights to technologies, content and services of Parent made available to Surviving Corporation pursuant to the License Agreement.

            "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

            "Registered Intellectual Property Rights" means all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks;
(iii) Copyrights registrations and applications to register Copyrights; and (iv) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Body at any time.

            "Representatives" means, with respect to a Person, that Person's officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives.

            "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

            "Sec" means the United States Securities and Exchange Commission.

            "Stockholder Agent" means the agent and attorney-in-fact for each of the Major Stockholders. The Stockholder Agent shall be selected by the Company prior to the Closing Date with the consent of Parent, such consent not to be unreasonably withheld.

            "Surviving Corporation Common Stock" means shares of common stock of the Surviving Corporation.

            "Surviving Corporation Conversion Ratio" shall equal one-fifth
(0.2).

            "Technology" means any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks, service marks; (vi) World Wide Web addresses, domain names and sites; (vii) tools, methods and processes; and (viii) all instantiations of the foregoing in any form and embodied in any media.

         2. The Merger.

            2.1 Merger; Effective Time. Subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Sub will be merged with and into the Company (the "Merger"), the separate existence of Sub shall cease and the Company shall continue as the Surviving Corporation (as defined herein) in which immediately after the Effective Time Parent shall hold eighty percent (80%) of the Fully Diluted Shares of Surviving Corporation Common Stock. In accordance with the provisions of this Agreement, a Certificate of Merger in substantially the form attached hereto as Exhibit C (the "Certificate of Merger") shall be filed with the Delaware Secretary of State in accordance with Delaware Law, and all issued and outstanding shares of Company Capital Stock shall be converted into a combination of shares of Parent Common Stock and Surviving Corporation Common Stock in the manner contemplated by Section 3. The Merger shall become effective at the time of the acceptance of the Certificate of Merger by the Delaware Secretary of State (the date of such acceptance being hereinafter referred to as the "Effective Date" and the time of such acceptance being hereinafter referred to as the "Effective Time").

            2.2 Merger Closing. The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver of the latest to occur of the conditions set forth in Section 10 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304.

            2.3 Effect of The Merger. At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (the Company after the Merger is referred to herein as the "Surviving Corporation"), (ii) the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B-1 and the Amended and Restated Bylaws attached hereto as Exhibit B-2 shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation, (iii) the individuals specified in
Section 9.6 shall be the directors of the Surviving Corporation until their successors shall have been duly appointed or elected and qualified, (iv) the officers of the Company immediately prior to the Effective Time (as well as any other officers designated by Parent immediately prior to the Effective Time) shall be the officers of the Surviving Corporation until their successors have been duly appointed and qualified, (v) all shares of capital stock of Sub shall be canceled, and (vi) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

         3. Effect of Merger on the Capital Stock of Sub and the Company; Exchange of Certificates; Additional Payments.

            3.1 Conversion of Stock. As of the Effective Time, each share of Company Capital Stock that is issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by Persons exercising dissenters' rights in accordance with Delaware Law as provided for in Section 3.9) shall, by virtue of the Merger and without any action on the part of Company Stockholders, be converted into shares of Surviving Corporation Common Stock and Parent Share Consideration, as provided by Section 3.3.

            3.2 Company Options and Warrants. At the Effective Time, each Company Option will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by the Surviving Corporation and Parent and converted into options to purchase the following: (a) the number of shares of Surviving Corporation Common Stock determined by multiplying (i) the number of shares of Company Capital Stock issuable upon the exercise of such Company Option immediately prior to the Effective Time, by (ii) the Surviving Corporation Conversion Ratio; and (b) the number of shares of Parent Common Stock determined by multiplying (i) the number of shares of Company Capital Stock issuable upon the exercise of such Company Option immediately prior to the Effective Time, by (ii) the Parent Conversion Ratio. The exercise price term, exercisability, vesting schedule, acceleration provisions, vesting commencement date, status as an "incentive stock option" under Section 422 of the Code, if applicable, all restrictions on the exercise of each such assumed Company Option and all other terms and conditions of the Company Options will otherwise be unchanged. Continuous employment with the Company will be credited to an optionee of the Company for purposes of determining the number of shares of Surviving Corporation Common Stock and Parent Common Stock subject to exercise under an assumed Company Option after the Effective Time. The Parties acknowledge that the Merger will constitute a "Change of Control" under the Company Plans. Prior to the Effective Time, the Company shall take all action necessary so that all outstanding warrants and any other rights to acquire Company Capital Stock (other than the Company Options) ("Warrants") are either exercised in full or terminated prior to the Effective Time.

            3.3 Conversion of Shares.

            (a) Subject to Sections 3.5 and 3.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, the Company or any Company Stockholder:

                (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by Persons exercising dissenters' rights in accordance with Delaware Law as provided for in Section 3.9) shall be converted into the right to receive (1) a number of shares of Parent Common Stock equal to the Parent Conversion Ratio, and (2) a number of shares of Surviving Corporation Common Stock equal to the Surviving Corporation Conversion Ratio;

                (ii) each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by Persons exercising dissenters' rights in accordance with Delaware Law as provided for in Section 3.9) shall be converted into the right to receive (1) a number of shares of Parent Common Stock equal to the Parent Conversion Ratio, and (2) a number of shares of Surviving Corporation Common Stock equal to the Surviving Corporation Conversion Ratio; and

                (iii) all of the issued and outstanding shares of the common stock of Sub outstanding immediately prior to the Effective Time shall be converted into the number of shares of Surviving Corporation Common Stock equal to eighty percent (80%) of the Fully Diluted Shares of Surviving Corporation Common Stock.

            (b) If any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock and Surviving Corporation Common Stock issued upon the conversion of such shares of Company Common Stock will also be subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock or Surviving Corporation Common Stock may accordingly be marked with appropriate legends, provided, HOWEVER, that no shares of Parent Common Stock shall be subject to the provisions of the Stockholders Agreement (or any predecessor agreement thereto).

            3.4 Adjustments to Surviving Corporation Common Stock and Parent Share Consideration. The number of shares of Surviving Corporation Common Stock and Parent Share Consideration issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Share Consideration), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock which is effective after the date hereof, including without limitation that certain two-for-one stock split declared by the Board of Directors of Parent on or about November 30, 1999.

            3.5 Fractional Shares. No fractional shares of Surviving Corporation Common Stock and Parent Share Consideration shall be issued in the Merger. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, and (ii) the average Closing Price of Parent Common Stock as reported on the Nasdaq National Market for the five (5) trading days ending three (3) days prior to the Closing Date.

            3.6 Exchange of Certificates.

                (a) Exchange Agent. Prior to the Closing Date, Parent shall appoint itself or ChaseMellon Shareholder Services, L.L.C., to act as the exchange agent (the "Exchange Agent") in the Merger.

                (b) Parent to Provide Surviving Corporation Common Stock and Parent Common Stock. Promptly after the Effective Date, Parent shall make available for issuance in accordance with this Section 3, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock and Surviving Corporation Common Stock, issuable pursuant to Section 3.1 in conversion of outstanding shares of Company Capital Stock, other than the shares of Parent Common Stock to be held in escrow pursuant to Section 3.8.

                (c) Exchange Procedures. Within three (3) business days after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") whose shares are being converted into Surviving Corporation Common Stock and Parent Common Stock, pursuant to Section 3.1 (subject to Section 3.8), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Parent may reasonably specify) (the "Letter of Transmittal"), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Surviving Corporation Common Stock and Parent Common Stock (less any shares held in escrow pursuant to SECTION 3.8 with respect to the Major Stockholders). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and (in the case of Company Affiliates) a Stockholder Certificate substantially in the form of Exhibit H, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the number of shares of Surviving Corporation Common Stock and Parent Common Stock (less any shares held in escrow pursuant to Section 3.8 with respect to the Major Stockholders) to which such holder of Company Capital Stock is entitled pursuant to Section 3.1. The Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any outstanding Company Capital Stock. From and after the Effective Date, until surrendered as contemplated by this Section 3.6, each such Certificate shall be deemed for all corporate purposes to evidence the number of shares of Surviving Corporation Common Stock and Parent Common Stock, respectively, into which the shares of Company Capital Stock represented by such Certificate have been converted.

                (d) No Further Registration. The certificates representing the Surviving Corporation Common Stock and Parent Common Stock, delivered upon the surrender for exchange of the Certificates representing shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Capital Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.6, provided that the presenting holder is listed on the Company's stockholder list as a holder of Company Capital Stock.

                (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock or Surviving Corporation Common Stock, as the case may be, with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Surviving Corporation Common Stock, as the case may be, represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock or Surviving Corporation Common Stock, as the case may be, issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock or Surviving Corporation Common Stock, as the case may be.

                (f) Transfers of Ownership. If any certificate for shares of Parent Common Stock or Surviving Corporation Common Stock, as the case may be, is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock or Surviving Corporation Common Stock, as the case may be, in any name other than that of the registered holder of the Certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                (g) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and Surviving Corporation Common Stock as may be required pursuant to SECTION 3.1; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                (h) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 3.6, none of the Exchange Agent, the Surviving Corporation or any Party hereto shall be liable to a holder of shares of Parent Common Stock or Surviving Corporation Common Stock, as the case may be, or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            3.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent, Sub and the Company shall take all such actions as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take, and shall take, all such action.

            3.8 ESCROW ACCOUNT. The Parties agree that two hundred thirty nine thousand seven hundred seventy two (239,772) shares of Parent Common Stock issuable in connection with the Merger to the Major Stockholders pursuant to
SECTION 3.3 (the "ESCROW AMOUNT") will, without any act of any Major Stockholder, be deposited with the Escrow Agent, such deposit to constitute the Escrow Fund (as defined in SECTION 11.2) to be governed by the terms of SECTION
11. No shares of Parent Common Stock shall be deposited in the Escrow Fund with respect to Company Stockholders other than the Major Stockholders or with respect to the Company Options, and no shares of Surviving Corporation Common Stock or options with respect thereto shall be deposited in the Escrow Fund. The certificates delivered to Major Stockholders pursuant to SECTION 3.6(C) shall represent the number of shares of Parent Common Stock otherwise issuable to them in connection with the Merger, less the shares subject to the Escrow Fund, the number of shares of Parent Common Stock held in the Escrow Fund to be allocated among the Major Stockholders in proportion to the respective number of shares of Company Capital Stock held by each them immediately prior to the Effective Time.

            3.9 DISSENTERS' RIGHTS.

                (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive any Merger Consideration, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

                (b) Notwithstanding the provisions of Section 3.9(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive such holder's pro rata interest in the Merger Consideration, without interest thereon, upon surrender of the Certificate representing such shares.

                (c) The Company shall give Parent and Sub (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. In the event that Surviving Corporation makes any payment or payments in respect of Dissenting Shares (a "Dissenting Share Payment") where the sum of
(i) the aggregate amount of all such Dissenting Share Payments minus the aggregate amount of Parent Share Consideration that otherwise would have been distributable in respect of such shares (valued at the closing price of Parent Common Stock on the Effective Date) and (ii) the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by Surviving Corporation in connection with calculating, settling or litigating the amount of, or making, any such payments ("Dissenting Share Expenses"), exceeds ten million dollars ($10,000,000) (the amount of such excess shall be referred to herein as an "Excess Dissenting Share Cost"), Parent shall be entitled to recover fifty percent (50%) of such Excess Dissenting Share Cost as an indemnifiable Parent Loss (as defined in Section 11) pursuant to the terms of
Section 11. In the event the amount resulting from (i) the excess, if any, of the aggregate amount of Parent Share Consideration that otherwise would have been distributable in respect of the Dissenting Shares (valued at the closing price of Parent Common Stock on the Effective Date) over the aggregate amount of all such Dissenting Share Payments, minus (ii) all Dissenting Share Expenses, exceeds ten million dollars ($10,000,000) (a "Dissenting Share Cost Savings"), Parent shall distribute to the Major Stockholders (other than holders of Dissenting Shares) fifty percent (50%) of the Dissenting Share Cost Savings. Such Dissenting Share Cost Savings shall be made in Parent Common Stock on a pro rata basis (based on the Major Stockholders' respective shares of Company Capital Stock immediately prior to the Effective Date) and such shares shall be valued at the closing price of Parent Common Stock on the Closing Date.

            3.10 DISSENTING SHARES AFTER PAYMENT OF FAIR VALUE. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting stockholders of the Company pursuant to Delaware Law, shall be canceled.

            3.11 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the Parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and as a transaction described in Section 351 of the Code, and (ii) qualify for accounting treatment as a purchase. Each Party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

         4. SECURITIES ACT COMPLIANCE. The shares of Surviving Corporation Common Stock issued in connection with the Merger will be subject to a 180-day market standoff in the initial public offering of the capital stock of the Surviving Corporation and a right of first refusal on transfer as provided in the Certificate of Incorporation or Bylaws of Surviving Corporation. The Parent Share Consideration issued in connection with the Merger shall be issued in a transaction exempt from registration by reason of Section 3(a)(10) of the Securities Act of 1933, as amended (the "SECURITIES ACT"). In the event that Parent determines that it cannot rely on a 3(a)(10) Permit (as defined herein), Parent shall as soon as practicable prepare and file with the SEC an S-4 (as defined herein) as provided in SECTION 8.7 herein for the purpose of registering the offer and sale of the Parent Share Consideration on the S-4.

         5. CONTRIBUTION AND LICENSE OF WIRELESS ASSETS. The Parent Wireless Assets and any After-Acquired Wireless Assets shall be contributed and licensed as follows: (a) immediately following the Effective Time, Parent shall contribute to Surviving Corporation certain of such Parent Wireless Assets and After-Acquired Wireless Assets pursuant to a contribution agreement in substantially the form attached hereto as EXHIBIT A (the "CONTRIBUTION AGREEMENT"), and (b) immediately following the Effective Time, Parent shall license to the Surviving Corporation the remainder of such Parent Wireless Assets and After-Acquired Wireless Assets pursuant to the License Agreement. The Parties intend that the foregoing contribution constitutes a transaction described in Section 351(a) of the Code.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Sub as follows.

            6.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each other jurisdiction where such qualification is required. SECTION 6.1 of the Company Disclosure Letter lists the jurisdictions in which the Company has any employees or office locations. The Company has all necessary corporate power and authority, and has all necessary licenses and permits, to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 6.1 of the Company Disclosure Letter lists the directors and officers of the Company as of the date hereof. Except as set forth in SECTION 6.1 of the Company Disclosure Letter, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "saraide.com inc", "Saraide Inc., "New World Solutions Inc." or variations of the foregoing. The copies of the Company's Certificate of Incorporation, Bylaws, minute books, stock transfer ledger, stock option ledger and warrant ledger which have been delivered to Parent are accurate, correct and complete.

            6.2 AUTHORIZATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and instruments delivered pursuant hereto (the "ANCILLARY AGREEMENTS") to which it is a party, and, subject to receipt of the requisite approvals of its stockholders, to consummate the Contemplated Transactions and to perform its obligations hereunder, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party. This Agreement and the Ancillary Agreements to which the Company is a party and the Contemplated Transactions have been duly approved by the Company's Board of Directors. This Agreement and the Ancillary Agreements to which the Company is a party constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and conditions, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Other than (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (iii) any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Body in order to consummate the transactions contemplated by this Agreement.


            6.3 CAPITALIZATION.

                (a) CAPITAL STOCK. The entire authorized capital stock of the Company consists of 43,833,333 shares of Company Common Stock, 2,270,858 of which are issued and outstanding, and 27,166,667 shares of Company Preferred Stock, 20,728,145 of which are issued and outstanding. All of the issued and outstanding shares of Company Capital Stock have been duly authorized, are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights, rights of first refusal, or any similar rights and are held of record by the respective stockholders as set forth in SECTION 6.3(A) of the Company Disclosure Letter. All of the outstanding shares of Company Capital Stock have been offered, issued and sold by the Company in compliance in all material respects with applicable federal and state securities laws. All shares of Company Preferred Stock issued and outstanding are convertible into shares of Company Common Stock at a one-for-one conversion ratio. The Major Stockholders beneficially own shares of Company Capital Stock which represent in the aggregate in excess of eighty five percent (85%) of the outstanding number of shares of Company Capital Stock.

                (b) NO OTHER RIGHTS OR AGREEMENTS. SECTION 6.3(B) of the Company Disclosure Letter lists all of the holders of options, warrants, purchase rights, subscription rights, conversion rights, exchange rights and other rights that require the Company to issue, sell or otherwise cause to become outstanding additional shares of its capital stock, as well as any other agreements or commitments of any character to which Company is a party obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of Company or obligating Company to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions contemplated hereby or other similar agreement or commitment with respect to the Company, or obligating the Company to make any payments pursuant to any stock based or stock related plan or award, in each case other than any rights in favor of Parent or Sub (the

"STOCK RIGHTS"), and the number and class of shares of Company Capital Stock subject to such Stock Rights. Except as set forth in SECTION 6.3(B) of the Company Disclosure Letter or in the Existing Stockholders Agreement, there are no other outstanding or authorized Stock Rights. There are no outstanding or authorized stock appreciation, phantom stock or profit participation rights or similar rights with respect to the Company. Except as set forth in SECTION 6.3(B) of the Company Disclosure Letter, no terms relating to the vesting or exercisability of any Stock Rights or restricted shares of Company Capital Stock will be affected by the execution of the Agreement or the consummation of the transactions contemplated hereby. Except as set forth in SECTION 6.3(B) of the Company Disclosure Letter, there are no voting trusts, proxies, or similar agreements or understandings with respect to the voting of the capital stock of the Company.

                6.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Company nor the consummation by the Company of the Contemplated Transactions will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body or court to which the Company is subject or any provision of its Certificate of Incorporation or bylaws, or (B) except as set forth in SECTION 6.4 of the Company Disclosure Letter, conflict with, result in a breach of, constitute a default under, result in the acceleration of the Company's obligations under, create in any third party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under, any agreement, contract, lease, license, instrument, franchise, permit, mortgage, indenture or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets).

                6.5 FEES. The Company has not retained any broker or finder in connection with any of the Contemplated Transactions, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder's fee or other similar fee or commission with respect to any of the Contemplated Transactions.

                6.6 FINANCIAL STATEMENTS. SECTION 6.6 of the Company Disclosure Letter contains the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited balance sheets and statements of income and cash flows as of and for the fiscal year ended December 31, 1998 for the Company; and (ii) an unaudited balance sheet and statements of income and cash flows (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the 10 months ended October 31, 1999 (the "MOST RECENT FISCAL PERIOD END") for the Company. Except as set forth therein, the Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; PROVIDED, HOWEVER, that the Most Recent Financial Statements lack footnotes and certain other presentation items and are subject to normal year end adjustments which will not be material individually or in the aggregate. The books of account of the Company reflect as of the dates shown thereon all items of income and expenses, and all assets, liabilities and accruals of the Company required to be reflected therein.

            6.7 SUBSIDIARIES. Except as set forth in SECTION 6.7 of the Company Disclosure Letter, the Company does not have, and never has had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

            6.8 TITLE TO ASSETS. Except as set forth in SECTION 6.8 of the Company Disclosure Letter, the Company has good and marketable title to, or a valid leasehold interest in or other rights to, the material properties and assets (including, without limitation, all Company Intellectual Property) used by it or shown on the balance sheet contained within the Most Recent Financial Statements (the "MOST RECENT BALANCE SHEET") or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. The Company is not as of the date of this Agreement a party to any existing contracts, agreements, commitments or arrangements with any person to transfer any of the assets or properties of the Company (or any interest therein) to any such person, except for this Agreement and related documents.

            6.9 EVENTS SUBSEQUENT TO MOST RECENT FISCAL PERIOD END. Since the Most Recent Fiscal Period End, there has not been any Material Adverse Effect on the Company. Without limiting the generality of the foregoing, and except as set forth in Section 6.9 of the Company Disclosure Letter, since the Most Recent Fiscal Period End:

                (a) the Company has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible, outside the Ordinary Course of Business;

                (b) the Company has not entered into, assumed or become bound under or obligated by any agreement, contract, lease or commitment or extended or modified the terms of any such agreement, contract, lease or commitment which
(i) involves the payment of greater than $10,000 per annum or which extends for more than one (1) year, (ii) involves any payment or obligation to any Affiliate of the Company, (iii) involves the sale of any material assets, or (iv) involves any license of any Company Intellectual Property;

                (c) no person (including the Company) has accelerated, termi-nated, made modifications to, or canceled any agreement, contract, lease, or license to which the Company is a party or by which it is bound and the Company has not modified, canceled or waived or settled any debts or claims held by it, outside the Ordinary Course of Business, or waived or settled any rights or claims of a substantial value, whether or not in the Ordinary Course of Business;

                (d) none of the assets of the Company, tangible or intangible, has become subject to any Security Interest;

                (e) the Company has not made any capital expenditures except in the Ordinary Course of Business and not exceeding $10,000 in the aggregate of all such capital expenditures;

                (f) the Company has not made any capital investment in, or any loan to, any other Person;

                (g) the Company has not created, incurred, assumed, prepaid or guaranteed any indebtedness for borrowed money and capitalized lease obligations, or extended or modified any existing indebtedness;

                (h) other than in the Ordinary Course of Business, the Company has not granted any license or sublicense of any rights under or with respect to any Company Intellectual Property;

                (i) there has been no change made or authorized in the Certifi-cate of Incorporation or bylaws of the Company;

                (j) there has not been (i) any change in the Company's authorized or issued capital stock, (ii) any grant of any stock option or right to purchase shares of capital stock of the Company, (iii) the issuance of any security convertible into such capital stock, (iv) the grant of any registration rights with respect to such capital stock, (v) any purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock or (vi) any declaration or payment of any dividend or other distribution or payment in respect of shares of such capital stock;

                (k) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property in excess of $10,000 in the aggregate of all such damage, destruction and losses;

                (l) the Company has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of communications, customer access, supplies or utility services;

                (m) the Company has not made any loan to, or entered into any other transaction with, or paid any bonuses in excess of an aggregate of $10,000 to, any of its Affiliates, directors, officers, or employees or their Affiliates.

                (n) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (o) the Company has not granted any increase in the base compen-sation of any of its directors or elected officers, or, except in the Ordinary Course of Business, any of its employees;

                (p) the Company has not adopted, amended, modified, or termi-nated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan except as may be required by applicable law);

                (q) other than in the Ordinary Course of Business, the Company has not made any other change in employment terms for any of its directors or elected officers, and the Company has not made any other change in employment terms for any other employees;

                (r) the Company has not suffered any material adverse change or any threat of any material adverse change in its relations with, or any loss or threat of loss of, any of its major customers, distributors or partners;

                (s) the Company has not suffered any material adverse change or any threat of any material adverse change in its relations with, or any loss or threat of loss of, any of it major suppliers;

                (t) the Company has not received notice and does not have Knowledge of any actual or threatened labor trouble or strike involving the Company's employees;

                (u) the Company has not changed any of the accounting principles followed by it or the method of applying such principles;

                (v) the Company has not made a change in any of its banking or safe deposit arrangements;

                (w) the Company has not entered into any transaction other than in the Ordinary Course of Business; and

                (x) the Company has not become obligated to take any of the actions set forth in the foregoing provisions of this SECTION 6.9.

            6.10 UNDISCLOSED LIABILITIES. Except as set forth in SECTION 6.10 of the Company Disclosure Letter, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for that which individually or in the aggregate (i) is reflected on the Most Recent Balance Sheet or (ii) has arisen after the Most Recent Fiscal Period End in the Ordinary Course of Business.

            6.11 LEGAL COMPLIANCE. Except as set forth in SECTION 6.11 of the Company Disclosure Letter, the Company has complied with all material applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign Governmental Bodies. To the Knowledge of the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against the Company by any Governmental Body alleging any failure to so comply. The Company has all licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations that are necessary for the operations of the Company as they are presently conducted where the failure to hold any such license or other item would have a Material Adverse Effect on the Company.

            6.12 Tax Matters.

                (a) For purposes of this Agreement, (i) "TAX" or, collectively, "TAXES", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts;
(ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (b) Except as set forth in SECTION 6.12(b) of the Company Dis-closure Letter, the Company has filed all reports and returns with respect to any Taxes ("TAX RETURNS") that it was required to file. All such Tax Returns were correct and complete in all respects and have been completed in accordance with applicable law and were prepared in accordance with the applicable statutes, rules and regulations. No such Tax Returns are currently the subject of audit or examination nor has the Company been notified of any request for an audit or examination. All Taxes owed by the Company (whether or not shown on any Tax Return) were paid in full when due or are being contested in good faith and are supported by adequate reserves on the Most Recent Financial Statements. The Company has provided adequate reserves on its Financial Statements for the payment of any taxes accrued but not yet due and payable. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                (c) To the Knowledge of the Company, there is no dispute, claim or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) based upon personal contact with any agent of such authority. The Company is not a party to nor has it been notified that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before the IRS or any other Governmental Body and no claim for assessment, deficiency or collection of Taxes, or proposed assessment, deficiency or collection from the IRS or any other Governmental Body which has not been satisfied, nor does the Company have any reason to believe that any such notice will be received in the future. The IRS has never audited any federal income tax return of the Company. The Company has not filed any requests for rulings with the Internal Revenue Service. No power of attorney has been granted by the Company or any of its Affiliates with respect to any matter relating to Taxes of the Company. There are no tax liens of any kind upon any property or assets of the Company, except for inchoate liens for taxes not yet due and payable.

                (d) Except as set forth in SECTION 6.12(d) of the Company Dis-closure Letter, the Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a Party to any agreement that under any circumstances could obligate it to make any payments as a result of the consummation of the Merger that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any tax allocation or sharing agreement. The Company (A) has not been a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local, or foreign law (an "AFFILIATED GROUP") filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Company) and
(B) has no liability for the taxes of any Person (other than any of the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Except for requests for determination letters described in SECTION 6.24(d), the Company has not requested or received a ruling from any taxing authority or signed a closing agreement with any taxing authority. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax returns that the Company is or may be subject to taxation by such jurisdiction.

                (e) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Period End, exceed by any amount the reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

                (f) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series" of related transactions (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            6.13 REAL PROPERTIES.

                (a) The Company does not currently own and has never previously owned any real property.

                (b) Section 6.13 of the Company Disclosure Letter lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Parent correct and complete copies of the leases and subleases (as amended to date) listed in SECTION 6.13 of the Company Disclosure Letter. With respect to each lease and sublease listed in Section 6.13 of the Company Disclosure Letter, and except as otherwise provided in SECTION 6.13 of the Company Disclosure Letter:

                    (i) the lease or sublease is legal, valid, binding, enforce-able, and in full force and effect in all respects against the Company and, to the Company's Knowledge, the other parties thereto;

                    (ii) neither the Company nor, to the Company's Knowledge, any other party thereto is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iii) neither the Company nor, to the Company's Knowledge, any other party thereto has repudiated any provision thereof;

                    (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease: and

                    (v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

            6.14 INTELLECTUAL PROPERTY.

                (a) SECTION 6.14-(a) of the Company Disclosure Letter lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS"), and to the Company's Knowledge, lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

                (b) Eachitem of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on
SECTION 6.14(b) of the Company Disclosure Letter, there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. Except as set forth in SECTION 6.14(b) of the Company Disclosure Letter, in each case in which the Company has acquired any Technology or Intellectual Property Right from any Person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Body, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on SECTION 6.14(b) of the Company Disclosure Letter, the Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

                (c) The Company has no Knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, the Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise adversely affect the validity or enforceability of any Company Registered Intellectual Property Right.

                (d) Except as set forth in SECTION 6.14(d) of the Company Dis-closure Letter: each item of Company Intellectual Property is free and clear of any Security Interests except for non-exclusive licenses granted to end-user customers in the Ordinary Course of Business; and the Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing: (i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; (ii) the Company owns exclusively, and has good title to, all Copyrighted Works that are products of the Company or which the Company otherwise purports to own; and (iii) to the extent that any Patents would otherwise be infringed by any product or services of the Company, such Patents constitute Company Intellectual Property.

                (e) Except as set forth in SECTION 6.14(d) of the Company Dis-closure Letter, all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

                (f) Except as set forth in SECTION 6.14(f) of the Company Dis-closure Letter, to the extent that any Company Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either
(i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                (g) Except as set forth on SECTION 6.14(g) of the Company Dis-closure Letter and with exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

                (h) All employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

                (i) The Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, copies of all of which have been delivered to Parent, and, except as set forth in SECTION 6.14(i) of the Company Disclosure Letter, all current and former employees, consultants and contractors of the Company have executed such an agreement.

                (j) Except as set forth on SECTION 6.14(j) of the Company Dis-closure Letter, no Person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

                (k) Except as set forth on SECTION 6.14(k) of the Company Dis-closure Letter, the Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other Person.

                (l) Other than inbound "shrink-wrap" and similar publicly avail-able commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on SECTION 6.14(l) of the Company Disclosure Letter, the contracts, licenses and agreements listed in SECTION 6.14(l) of the Company Disclosure Letter lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

                (m) SECTION 6.14(m) of the Company Disclosure Letter lists all material contracts, licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property Rights of any Person other than the Company.

                (n) To the Knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

                (o) The operation of the business of the Company as it currently is conducted or is contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not and will not when conducted by Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

                (p) To the Company's Knowledge, no Person is infringing or mis-appropriating any Company Intellectual Property Right.

                (q) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                (r) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

                (s) Except as set forth on SECTION 6.14(s) of the Company Dis-closure Letter, the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and, to the Knowledge of the Company, as it is currently planned or contemplated to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

                (t) Except as set forth on SECTION 6.14(t) of the Company Dis-closure Letter, neither this Agreement nor the transactions contemplated by this Agreement, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either Parent s or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

                (u) There are no royalties, fees, honoraria or other payments payable by the Company to any Person by reason of the ownership, development, use, license, sale or disposition of the Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the Ordinary Course of Business.

                (v) Except as set forth in SECTION 6.14(v) of the Company Dis-closure Letter, all of the Company's products (including products currently under development): (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000

COMPLIANT"); and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. Except as set forth in SECTION 6.14(v) of the Company Disclosure Letter, all of the Company's Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" means and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

            6.15 TANGIBLE ASSETS. The buildings, equipment, and other tangible assets that the Company owns and leases have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business.

            6.16 CONTRACTS. SECTION 6.16 of the Company Disclosure Letter lists the following agreements, commitments and other arrangements to which the Com-pany is a party or by which the Company or any of its assets is bound as of the date of this Agreement:

                (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person that involves aggregate annual payments of more than $10,000;

                (b) any agreement under which the consequences of a default or termination would have a Material Adverse Effect on the Company;

                (c) any agreement (or group of related agreements) for the pur-chase or sale of commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

                (d) any agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors that involves aggregate annual payments of more than $10,000;

                (e) any agreement to form or enter into a partnership or joint venture;

                (f) any agreement (or group of related agreements) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in excess of $10,000 or under which a Security Interest has been imposed on any of the Company's assets, tangible or intangible;

                (g) any agreement to which the Company is a party and which con-tains covenants of the Company not to compete or engage in any line of business, in any geographic area or with any person or covenants of any other Person not to compete with the Company or engage in any line of business of the Company;

                (h) any agreement with any Company Stockholder or any of such stockholder's Affiliates (other than the Company) or with any Affiliate of the Company;

                (i) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers or employees;

                (j) any collective bargaining agreement;

                (k) any agreement for the employment (other than employment agreements that are terminable at will by the Company without payment of any penalty or severance benefit) of any individual on a full-time, part-time, consulting, or other basis;

                (l) any executory agreement under which the Company has advanced or loaned any amount to any of its directors, officers, and employees;

                (m) any advertising services, e-commerce or other agreement involving the promotion of products and services of third parties by the Company;

                (n) any executory agreement pursuant to which the Company is obligated to provide maintenance, support or training for its services or products;

                (o) any revenue or profit participation agreement which involves aggregate annual payments of more than $10,000;

                (p) any license, agreement or other permission which the Company or any Affiliate of the Company has granted to any third party with respect to any of the Intellectual Property used in the Company's business;

                (q) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contains an escalation clause or that obligates the Company to purchase all or substantially all of its requirements of a particular product or service from a supplier or to make periodic minimum purchases of a particular product or service from a supplier, which is not terminable on not more than 30 days notice (without penalty or premium);

                (r) any agreement of surety, guarantee or indemnification, other than agreements in the Ordinary Course of Business with respect to obligations in an aggregate amount not in excess of $10,000;

                (s) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                (t) any agreement obligating the Company to deliver maintenance services or future product enhancements or containing a "most favored nation" pricing clause;

                (u) any agreement obligating the Company to provide source code to any third party for any Company Intellectual Property;

                (v) any agreement granting an exclusive license to any Company Intellectual Property or granting any exclusive distribution rights;

                (w) any agreement relating to the acquisition by the Company of any operating business or the capital stock of any other Person;

                (x) any agreement requiring the payment to any Person of a bro-kerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the Ordinary Course of Business); and

                (y) any other agreement (or group of related agreements) the performance of which involves annual consideration in excess of $10,000 or which is expected to continue for more than one (1) year from the date hereof.

The Company has delivered or made available to Parent a correct and complete copy of each written agreement (as amended to date) listed in SECTION 6.16 of the Company Disclosure Letter and a written summary setting forth the terms and conditions of each oral agreement referred to in SECTION 6.16 of the Company Disclosure Letter. With respect to each such agreement and except as set forth in SECTION 6.16 of the Company Disclosure Letter: (A) the agreement, with respect to the Company and, to the Company's Knowledge, all other parties thereto, is legal, valid, binding, enforceable, and in full force and effect in all respects; (B) neither the Company nor, to the Company's Knowledge, any other party is in breach or default, and no event has occurred, which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any provision of the agreement; and (D) the Company does not have any reason to believe that the service called for thereunder cannot be supplied in accordance with its terms and without resulting in a material loss to the Company. Section
6.16 of the Company Disclosure Letter lists all necessary consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the Contemplated Transactions. Following the Effective Time, the Company will be permitted to exercise all of the Company's rights under such agreements to the same extent the Company would have been able to had the Merger not occurred and without the payment of any additional material amounts or material consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

            6.17 NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in SECTION
6.17 of the Company Disclosure Letter, all notes and accounts receivable of the Company, are valid receivables subject to no setoffs, defenses or counterclaims, are current and, to the Company's Knowledge, are collectible subject in each case only to the reserve for bad debts set forth in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

            6.18 POWER OF ATTORNEY. Except as set forth in SECTION 6.18 of the Company Disclosure Letter, there are no outstanding powers of attorney executed on behalf of the Company.

            6.19 INSURANCE. The Company has delivered to Parent copies of each insurance policy (including policies providing property, casualty, liability, and workers compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect (and there has been no notice of cancellation or nonrenewal of the policy received);
(B) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (C) no party to the policy has repudiated any provision thereof; and (D) there has been no failure to give any notice or present any claim under the policy in due and timely fashion. Section 6.19 of the Company Disclosure Letter describes any self-insurance arrangements presently maintained by the Company.

            6.20 LITIGATION. SECTION 6.20 of the Company Disclosure Letter sets forth each instance in which the Company (or any of its assets) (i)is subject
(ii)is or has been since its inception a party, or, to the Knowledge of the Company, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Knowledge of the Company, there are no facts or circumstances which would form the basis of any claim against the Company.

            6.21 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in SECTION6. 21 of the Company Disclosure Letter, there is no agreement (not to compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or which is otherwise binding upon the Company which has the effect of prohibiting or restricting any business or any acquisition of property (tangible or intangible) by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology (including any Company Intellectual Property) or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, or in any segment of the market.

            6.22 PRODUCT WARRANTY. Except as set forth in SECTION 6.22 of the Company Disclosure Letter, the technologies or products licensed, sold, leased, and delivered and all services provided by the Company conform in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or modification thereof or other damages in connection therewith, other than in the Ordinary Course of Business in an aggregate amount not exceeding $10,000.

            6.23 EMPLOYEES. Except as set forth in SECTION 6.23 of the Company Disclosure Letter, no executive, key employee, or significant group of employees has advised any executive officer of the Company that he, she or they plan to terminate employment with the Company during the next 12 months. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute. To the Company's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

            6.24 EMPLOYEE MATTERS AND BENEFITS.

                (a) DEFINITIONS. With the exception of the definition of AFFILIATE set forth in SECTION6.24(a)(i) (which definition shall apply only to this Section6.24), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) AFFILIATE shall mean any other Person under common control with the Company within the meaning of Section414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                    (ii) COMPANY EMPLOYEE PLAN shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, including without limitation, each employee benefit plan, within the meaning of Section3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or would reasonably be expected to have any liability or obligation;

                    (iii) COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                    (iv)  DOL shall mean the Department of Labor;

                    (v) EMPLOYEE shall mean any current or former employee, consultant or director of the Company or any Affiliate;

                    (vi) EMPLOYEE AGREEMENT shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                    (vii) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended;

                    (viii) FMLA shall mean the Family Medical Leave Act of 1993, as amended;

                    (ix) INTERNATIONAL EMPLOYEE PLAN shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services primarily outside the United States, but excluding any plan that is statutorily mandated by the local jurisdictions;

                    (x)    IRS shall mean the Internal Revenue Service;

                    (xi) MULTIEMPLOYER PLAN shall mean any PENSION PLAN (as defined below) which is a multiemployer plan, as defined in Section3(37) of ERISA;

                    (xii) PBGC shall mean the Pension Benefit Guaranty Corpo-ration; and

                    (xiii) PENSION PLAN shall mean each Company Employee Plan which is an employee pension benefit plan, within the meaning of Section3(2) of ERISA.

                (b) SCHEDULE. SECTION 6.24(b) of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any Company Employee Plan or Employee Agreement.

                (c) DOCUMENTS. The Company has provided to Parent: (i)correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii)the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii)the three (3) most recent annual reports (Form Series5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv)if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v)the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii)all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans which would result in any material liability to the Company, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules; (ix) all correspondence to or from any Governmental Body relating to any Company Employee Plan; (x) all COBRA forms and related notices;
(xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on SECTION 6.24(d) of the Company Disclosure Letter, (i)the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii)neither the Company nor any Affiliates, and to the Company's Knowledge no other party in interest has entered into a prohibited transaction, within the meaning of Section4975 of the Code or Sections406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv)there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v)each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses and other ordinary and customary liabilities);
(vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                (e) PENSION PLAN. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

                (f) MULTIEMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan.

                (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in
SECTION 6.24(g) of the Company Disclosure Letter, no Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute or which are paid for entirely by the employee.

                (h) COBRA etc. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Womens Heath and Cancer Rights Act, the requirements of the Newborns and Mothers Health Protection Act of 1996, or any similar provisions of state law applicable to its Employees.

                (i) EFFECT OF TRANSACTION. Except as set forth on SECTION 6.24(i) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events occurring on or prior to the Effective Time) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                    (i) Except as set forth on SECTION6. 24(i) of the Company Disclosure Letter, no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as a parachute payment, within the meaning of
Section 280G(b)(2) of the Code (but without regard to clause(ii) thereof).

                (j) EMPLOYMENT MATTERS. The Company: (i)is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii)has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii)to the Knowledge of the Company is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv)is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or (to the Knowledge of the Company) threatened claims or actions against the Company under any workers compensation policy or long-term disability policy.

                (k) LABOR. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section6.24(k) of the Company Disclosure Letter, there are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened. The Company does not have Knowledge of any activities or proceedings of any labor union to organize any Employees. There is no litigation pending, or to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, is reasonably expected to result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section6.24(k) of the Company Disclosure Letter, the Company is not presently, nor has it been in the past, a Party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                (l) INTERNATIONAL EMPLOYEE PLAN. Except as set forth in Section 6.24(l) of the Company Disclosure Letter, the Company does not maintain, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

                (m) H-1B VISA. Except as set forth in SECTION 6.24(m) of the Company Disclosure Letter, each Company employee who is reliant on an H-1B visa to work in the United States has such visa in good standing.

                (n) RESTRICTED STOCK AGREEMENT. Each officer, director and employee of the Company who holds Company Capital Stock has executed a restricted stock agreement in substantially the form attached hereto as set forth on SCHEDULE 6.24(n)(i) hereto, and such shares of such individuals are subject to vesting in the amounts set forth on SCHEDULE 6.24(n)(ii) hereto.

            6.25 GUARANTIES. Except as set forth in SECTION 6.25 of the Company Disclosure Letter, the Company is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

            6.26 ENVIRONMENT, HEALTH, AND SAFETY.

                (a) For purposes of this Agreement, the following terms have the following meanings:

                 ENVIRONMENTAL, HEALTH, AND SAFETY LAWS means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, plans, injunctions, judgments, decrees, requirements or rulings now or hereafter in effect, imposed by any Governmental Body regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety, or employee health and safety, concerning any Hazardous Materials or Extremely Hazardous Substances, as such terms are defined herein, or otherwise regulated, under any Environmental, Health and Safety Laws. The term ENVIRONMENTAL, HEALTH AND SAFETY LAWS shall include, without limitation, the Clean Water Act (also known as the Federal Water Pollution Control Act), 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-4, 99, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., all as amended, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof.

                 EXTREMELY HAZARDOUS SUBSTANCE means a substance on the list described in Section302 (42 U.S.C. Section11002(a)(2)) of the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section11001 et seq., as amended.

                 HAZARDOUS MATERIAL means any material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, hazardous material, hazardous substance or contaminant under any Environmental, Health and Safety Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental, Health and Safety Laws, or which is or contains petroleum, gasoline, diesel fuel or other petroleum hydrocarbon product.

                (b) Each of the Company and its predecessors and Affiliates (A) has complied with the Environmental, Health, and Safety Laws (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, directive or notice has been filed or commenced against any of them alleging any such failure to comply), (B)has obtained and been in substantial compliance with all of the terms and conditions of all permits, licenses, certificates and other authorizations which are required under the Environmental, Health, and Safety Laws, and (C)has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws.

                (c) The Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and none of the Company and its predecessors and Affiliates has handled or disposed of any Hazardous Materials or Extremely Hazardous Substances, arranged for the disposal of any Hazardous Materials or Extremely Hazardous Substances, exposed any employee or other individual to any Hazardous Materials or Extremely Hazardous Substances, or owned or operated any property or facility in any manner that could give rise to any liability, for damage to any site, location, surface water, groundwater, land surface or subsurface strata, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                (d) No Extremely Hazardous Substances are currently, or have been, located at, on, in, under or about all properties and equipment used in the business of the Company and its predecessors and Affiliates.

                (e) No Hazardous Materials are currently located at, on, in, under or about all properties and equipment used in the business of the Company and its predecessors and Affiliates in a manner which violates any Environmental, Health and Safety Laws or which requires cleanup or corrective action of any kind under any Environmental, Health and Safety Laws.

            6.27 CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as set forth in SECTION 6.27 of the Company Disclosure Letter, to the Company's Knowledge, as of the date of this Agreement neither the stockholders of the Company nor any director or officer of the Company, nor any member of their immediate families, nor any Affiliate of any of the foregoing, owns, directly or indirectly, or has an ownership interest in (a)any business (corporate or otherwise) which is a party to, or in any property which is the subject of, any business arrangement or relationship of any kind with the Company, or (b)any business (corporate or otherwise) which conducts the same business as, or a business similar to, that conducted by the Company.

            6.28 NO ADVERSE DEVELOPMENTS. There is no development (exclusive of general economic factors affecting business in general or the Internet or wireless services sector in particular) or, to the Company's Knowledge, threatened development affecting the Company (or affecting the Company's relationships with its customers, suppliers, employees, and with other Persons that (i)is having or is reasonably likely to have a Material Adverse Effect on the Company, or (ii)would prevent the Surviving Corporation from conducting its business following the Closing in the manner in which it was conducted by the Company prior to the Closing.

            6.29 FULL DISCLOSURE. The representations and warranties in this Section6 (as qualified by the Company Disclosure Letter and including any document referenced in the Company Disclosure Letter), when taken as a whole, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements herein , in light of the circumstances in which they were made, not misleading. The Company has delivered to Parent true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the Company Disclosure Letter.

         7. REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES. The Parent Entities jointly and severally represent and warrant to the Company (and in respect of SECTIONS 7.7 to 7.15 provided herein, directly to the Company Stockholders) as follows.

            7.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Parent Entities are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Parent Entities are duly authorized to conduct business and are in good standing under the laws of each other jurisdiction where such qualification is required and in which the failure to so qualify is reasonably likely to have a Material Adverse Effect on the Parent Entities as a whole or on the Parent Wireless Assets. The Parent Entities have full corporate power and authority, and have all necessary licenses and permits, to carry on the businesses in which they are engaged and to own and use the properties owned and used by them. Parent has not conducted any business utilizing the Parent Wireless Assets under or otherwise used, for any purpose relating to the Parent Wireless Assets or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name InfoSpace.com or variations of such name.

            7.2 AUTHORIZATION. The Parent Entities have full power and autho-rity to execute and deliver this Agreement and the Ancillary Agreements to which they are parties, and to consummate the transactions contemplated hereunder and to perform their obligations hereunder, and no other proceedings on the part of the Parent Entities are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which they are parties. This Agreement and the Ancillary Agreements to which they are parties and the transactions contemplated hereby and thereby have been approved by each of the Parent Entities Boards of Directors. The consummation of the Contemplated Transactions does not require the approval or consent of the stockholders of Parent. This Agreement and the Ancillary Agreements to which they are parties constitute the valid and legally binding obligations of the Parent Entities, enforceable against the Parent Entities in accordance with their respective terms and conditions, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Other than (i)such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (ii)the filing of the Merger Certificate with the Secretary of State of the State of Delaware, and (iii)any applicable filings required under the HSR Act, the Parent Entities do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            7.3 CAPITALIZATION.

                (a) Except as set forth in Section 7.3 of the Parent Disclosure Letter, as of November 30, 1999, the authorized capital stock of Parent consisted of (i)15,000,000 shares of Preferred Stock, $0.0001 par value, none of which was issued or outstanding, and (ii)200,000,000 shares of Common Stock, $0.0001 par value, of which 49,565,672shares were issued and outstanding. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, 100 shares of which, as of the date hereof, are issued and outstanding and all of which are held by Parent. All such outstanding shares of the Parent Entities have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable. Except as set forth in Section7.3 of the Parent Disclosure Letter or as described in the Parent SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Parent Entities or obligating the Parent Entities to issue or sell any shares of capital stock of, or other equity interests in, any of the Parent Entities.

                (b) The shares of Parent Common Stock to be issued pursuant to SECTION3.1 of this Agreement are duly authorized and reserved for issuance, and upon issuance thereof in accordance with this Agreement and the Certificate of Merger will be validly issued, fully paid and nonassessable.

            7.4 NONCONTRAVENTION AS TO THE MERGER. Neither the execution and the delivery of this Agreement nor the consummation of the Merger, will (A)violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent or Sub is subject or any provision of their respective charters or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of,create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which any of the Parent Entities is a party or by which any of them is bound or to which any of their assets is subject which has been filed as an exhibit to the Parent SEC Reports.

            7.5 SEC FILINGS. Parent has filed all forms, reports and documents (and amendments thereto) required to be filed with the SEC since December31, 1998 (collectively, the

PARENT SEC REPORTS), and has heretofore made available to the Company, in the form filed with the SEC, (i)its Annual Report on Form10-K for the fiscal year ended December31, 1998, (ii)its Quarterly Report on Form10-Q for the periods ended March31, 1999, June 30, 1999 and September30, 1999, (iii)the proxy statement relating to Parents annual meeting of stockholders held on May24, 1999, and (iv) its Current Reports on Form 8-K dated July 15, 1999, August 16, 1999 and October 14, 1999. The Parent SEC Reports (i)were prepared in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and
(ii)did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements contained in the Parent SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements are subject to year-end audit adjustments); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations, stockholders equity and cash flows of Parent and its subsidiaries for the periods covered thereby.

            7.6 BROKERS FEES. Neither Parent nor Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to any of the Contemplated Transactions.

            7.7 NONCONTRAVENTION AS TO THE PARENT WIRELESS ASSETS. Except as set forth on SECTION 7.7 of the Parent Disclosure Letter, neither the execution and the delivery of the Contribution Agreement by Parent or Sub, nor the contribution and license of the Parent Wireless Assets by Parent pursuant to the Contribution Agreement and the License Agreement, respectively, will (A)violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent or Sub is subject or any provision of its Certificate of Incorporation or bylaws, or (B)conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under, any of the Contracts contributed pursuant to the Contribution Agreement or other arrangement to which or by which any of the Parent Wireless Assets are bound or to which any of the Parent Wireless Assets are otherwise subject (or result in the imposition of any Security Interest upon any such assets) .

            7.8 TITLE TO ASSETS. Except as set forth in SECTION 7.8 of the Parent Disclosure Letter, Parent has good and marketable title to, or a valid leasehold interest in, the Parent Wireless Assets, free and clear of all Security Interests whether absolute, contingent or otherwise, except for properties and assets disposed of in the Ordinary Course of Business since the date hereof.

            7.9 UNDISCLOSED LIABILITIES. Except as set forth in SECTION 7.9 of the Parent Disclosure Letter, there is no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) associated with the Parent Wireless Assets, except for that which individually or in the aggregate (i)is a liability which is expressly contemplated pursuant to the terms of the contracts included among the Parent Wireless Assets, as set forth in the Contribution Agreement, or
(ii)will have arisen after the date hereof in the Ordinary Course of Business.

            7.10 CONTRACTS. Parent has delivered to the Company a correct and complete copy of each written agreement (as amended to date) listed in EXHIBIT A TO THE CONTRIBUTION AGREEMENT. With respect to each such agreement and except as set forth in Section 7.10 of the Parent Disclosure Letter: (A)the agreement, with respect to Parent and, to Parent's Knowledge, all other parties thereto, is legal, valid, binding, enforceable, and in full force and effect in all respects, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; (B) neither Parent nor, to Parents Knowledge, any other party is in material breach or default, and no event has occurred, which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C)no party has repudiated any provision of the agreement.

            7.11 LITIGATION. SECTION 7.11 of the Parent Disclosure Letter sets forth each instance in which Parent (with respect to any of the contracts included in the Parent Wireless Assets) (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii)is or has been since its inception a party, or, to the Knowledge of Parent, is threatened to be made a party, to any action, suit, proceeding, hearing, arbitration, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

            7.12 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in
SECTION 7.12 of the Parent Disclosure Letter, there is no agreement (not to compete or otherwise), commitment, judgment, injunction, order or decree to which Parent is a party or which is otherwise binding upon Parent or any of contracts included in the Parent Wireless Assets which may have the effect of prohibiting or restricting the Surviving Corporation in the conduct of its wireless business after the Effective Date. Without limiting the foregoing, Parent has not entered into any agreement under which Parent is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products relating to its wireless business to, or providing in any material respect services relating to its wireless businesses to, customers or potential customers or any class of customers, in any geographic area, or in any segment of the market.

            7.13 EMPLOYEES. Except as set forth in Section7.13 of the Parent Disclosure Letter, none of the Key Wireless Employees has advised any executive officer of Parent on or prior the date of this Agreement that he, she or they plan to terminate employment with Parent during the next 12 months.

            7.14 NO ADVERSE DEVELOPMENTS. As related to the Parent Wireless Assets, there is no development (exclusive of general economic factors affecting business in general or the Internet or wireless services sector in particular) or, to Parents Knowledge, threatened development affecting the Parent Wireless Assets (or affecting Parents relationships with its customers, suppliers, employees, and with other Persons that is having or is reasonably likely to have a Material Adverse Effect on the Parent Wireless Assets.

            7.15 FULL DISCLOSURE.  The representations and warranties in this
Section 7 (as qualified by the Parent Disclosure Letter) including any document referenced in the Parent Disclosure Letter) do not, when taken as a whole, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements herein , in light of the circumstances in which they were made, not misleading. The Parent has delivered to Company true, correct and complete copies of all documents, including all amendments, supplements and modifications thereof or waivers currently in effect thereunder, described in the Parent Disclosure Letter.

         8. PRE-CLOSING COVENANTS. With respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Effective Time:

            8.1 GENERAL. Each of the Parties will use its Best Efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION
10).

            8.2 NOTICES AND CONSENTS. The Company will give any notices to third parties and will use its Best Efforts to obtain any third party consents that are required in connection with the matters identified in Section6.4 of the Company Disclosure Letter or otherwise required in connection with the Merger so as to preserve in all material respects all material rights of or material benefits to the Company. Each of the Parties will give any notices to, make any filings with, and use its Best Efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters identified in SECTION 6.4 of the Company Disclosure Letter and SECTION
7.4 of the Parent Disclosure Letter or as otherwise required in connection with the Merger. Parent will give any notices to third parties and will use its Best Efforts to obtain any third party consents that are required in connection with the matters identified in Section 7.4 of the Parent Disclosure Letter.

            8.3 OPERATION OF BUSINESS OF THE COMPANY. The Company agrees (except
(a) as expressly contemplated by this Agreement, (b) as may be necessary to facilitate compliance with any of the Contemplated Transactions, (c) in order to facilitate compliance with applicable Legal Requirements or the Company's existing contracts, or (d) to the extent that Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed) to carry on its business in the Ordinary Course of Business, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent upon obtaining Knowledge of any material event or occurrence not in the Ordinary Course of Business, and any Material Adverse Effect on the Company. Except (a) as expressly contemplated by this Agreement, (b) as may be necessary to facilitate compliance with any of the Contemplated Transactions, (c) in order to facilitate compliance with applicable Legal Requirements or the Company's existing contracts, or (d) with the prior written consent of Parent (which may be evidenced by e-mail communication), such consent not to be unreasonably withheld or delayed, the Company shall not:

                           (a) Enter into any commitment, activity or
transaction not in the Ordinary Course of Business;

                           (b) Transfer to any person or entity any rights to
any Intellectual Property Rights other than in the Ordinary Course of Business;

                           (c) Enter into or amend any agreements pursuant to
which any other party is granted, marketing, distribution or similar rights of any type or scope with respect to any products or services of the Company other than in the Ordinary Course of Business;

                           (d) Amend or otherwise modify (or agree to do so),
except in the Ordinary Course of Business, or violate the material terms of, any of the agreements set forth or described in the Schedules attached to the Company Disclosure Letter;

                           (e) Commence any litigation;

                           (f) Declare, set aside or pay any dividends on or
make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except pursuant to existing agreements contemplating or providing for any such matters, including the Existing Stockholders Agreement;

                           (g) Issue, grant, deliver or sell or authorize or
propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for (i) the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Warrants or the Existing Bridge Loans or any Company Options, and (ii) the issuance of options under the Company Plans in the Ordinary Course of Business;

                           (h) Cause or permit any amendments to its Certificate
of Incorporation or Bylaws;

                           (i) Acquire or agree to acquire by merging or
consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                            (j) Sell, lease, license or otherwise dispose of any
of its properties or assets, except in the Ordinary Course of Business;

                            (k) Incur any indebtedness for borrowed money in
excess of $1,000,000 or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, except that Company may borrow money, at any time and in any amount, from the Major Stockholders;

                            (l) Grant any severance or termination pay to any
director, officer, employee or consultant, except pursuant to the employment agreements set forth in Section 6.24(b) of the Company Disclosure Letter;

                            (m) Adopt or materially amend employee benefit plan,
or any material employee program, policy or arrangement, enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to, or increase the wages of, any director or officer, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to, or increase the wages of, any employee except in the Ordinary Course of Business;

                            (n) Revalue any of its assets, including without
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business and consistent with past practice;

                            (o) Pay, discharge or satisfy, in an amount in
excess of $10,000, in any one case, or $25,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities;

                            (p) Make or change any material election in respect
of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                            (q) Enter into any strategic alliance, joint
development or joint marketing arrangement or agreement;

                            (r) Fail to pay or otherwise satisfy its monetary
obligations as they become due, except such as are being contested in good faith;

                            (s) Waive or commit to waive any rights with a value
in excess of $25,000, in any one case, or $100,000, in the aggregate;

                            (t) Cancel, materially amend or renew any insurance
policy other than in the Ordinary Course of Business;

                            (u) Alter or enter into any commitments to alter,
its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof, except for capital contribution to, or distributions from, its subsidiaries in the Ordinary Course of Business;

                            (v) Form any subsidiary or joint venture, except for
wholly-owned subsidiaries in countries in which the Company intends to do business; or

                            (w) Take, or agree in writing or otherwise to take,
any of the actions described in Sections8.3(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                    8.4 OPERATION OF WIRELESS BUSINESS OF PARENT. Parent agrees (except (a) as expressly contemplated by this Agreement, (b) as may be necessary to facilitate compliance with any of the Contemplated Transactions,
(c) in order to facilitate compliance with applicable Legal Requirements or Parents existing contracts, or (d) to the extent that the Company shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed) to carry on its wireless businesses in the Ordinary Course of Business, to pay its debts and Taxes relating to its wireless businesses or the Parent Wireless Assets when due, to pay or perform other obligations relating to its wireless businesses or the Parent Wireless Assets when due, and to the extent consistent with such businesses, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization relating to its wireless businesses, keep available the services of the key employees listed in Section 8.4 of the Parent Disclosure Letter (the Key Wireless Employees) and preserve its material relationships with customers, suppliers, distributors, licensors, licensees, and others having material business dealings with it, all with the goal of preserving unimpaired in all material respects the goodwill and ongoing wireless businesses at the Effective Time. Parent shall use Best Efforts to cause the Surviving Corporation at and following the Effective Time to employ each of the Key Wireless Employees. Parent shall promptly notify the Company upon obtaining Knowledge of any material event or occurrence not in the Ordinary Course of Business, and any Material Adverse Effect on Parent or the Parent Wireless Assets. Except (a) as expressly contemplated by this Agreement, (b) as may be necessary to facilitate compliance with any of the Contemplated Transactions, (c) in order to facilitate compliance with applicable Legal Requirements or Parents existing contracts, or
(d) with the prior written consent of the Company, such consent not to be unreasonably withheld or delayed, Parent shall not:

                           (a) Enter into any material commitment, activity or
transaction relating to its wireless businesses or the Parent Wireless Assets not in the Ordinary Course of Business;

                           (b) Materially amend or otherwise modify (or agree to
do so), except in the Ordinary Course of Business, or violate the material terms of, any of the agreements set forth or described in Exhibit G;

                           (c) Commence any litigation relating to its wireless
businesses or the Parent Wireless Assets;

                           (d) Sell, lease, license or otherwise dispose of any
of it properties or assets relating to its wireless businesses or the Parent Wireless Assets, except in the Ordinary Course of Business;

                           (e) Cancel, materially amend or renew any insurance
policy relating to its wireless businesses or the Parent Wireless Assets other than in the Ordinary Course of Business; or

                           (f) Take, or agree in writing or otherwise to take,
any of the actions described in Sections 8.4(a) through (e) above, or any other action that would prevent Parent in any material respect from performing or cause Parent not to perform its covenants hereunder.

                    8.5 Access to Information. Each of the Company and Parent will permit the other Party and its representatives to have access at all reasonable times, and in a manner so as not to interfere with its normal business operations, to its business and operations (subject, in the case of Parent, to compliance with applicable securities laws). Neither such access, inspection and furnishing of information to any Party and its representatives, nor any investigation by any Party and its representatives, shall in any way diminish or otherwise affect such Partys right to rely on any representation or warranty made by the other Parties hereunder.

                    8.6 Notice of Developments. Each of the Company and Parent will give prompt written notice to the other Party promptly upon obtaining Knowledge of any material development causing a material Breach of any of its own material representations and warranties in Section 6 or

Section 7, as the case may be. No disclosure pursuant to this Section8.6, however, shall be deemed to amend or supplement the Company Disclosure Letter or the Parent Disclosure Letter, or to prevent or cure any misrepresentation, Breach of warranty, or Breach of covenant.

                    8.7 Registration; Fairness Hearing; Company Stockholder Approval. As promptly as practicable after the execution of this Agreement, Parent shall determine in consultation with the Company whether it will issue the Parent Share Consideration by (i) seeking to obtain a permit (a 3(a)(10) Permit") from the Commissioner of the Department of Corporations of the State of California (the "California Commissioner") (after a hearing before such Department) pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968, as amended (the "CSL"), so that the issuance of the Parent Share Consideration shall be exempt from registration under Section3(a)(10) of the Securities Act; or (ii)registering the offer and sale of such shares pursuant to a Registration Statement on FormS-4 (the S-4) filed with the SEC and including therein a proxy statement (the Proxy Statement) to be sent to the Company Stockholders soliciting their consent to the Merger. Upon determining whether to seek a 3(a)(10) Permit or to file an S-4, Parent shall notify the Company of its determination and the basis therefor and, as promptly as practicable, prepare the necessary documentation to satisfy the relevant securities law requirements of such determination. In any event, Parent covenants and agrees to either seek a 3(a)(10) Permit or to file an S-4 as provided above.

                           (b) In the event Parent relies on a 3(a)(10) Permit,
as promptly as practicable after the execution of this Agreement, Parent shall prepare and cause to be filed with the California Commissioner a permit application and related notice of hearing (the Permit Application) under Sections25121 and 25142 of the CSL and a related information statement or other disclosure document (the Information Statement), and shall request a hearing (the Fairness Hearing) on the fairness of the terms and conditions of the Merger at the Fairness Hearing (with a target completion date of approximately forty-five (45) days after submission of the Permit Application). Parent and the Company shall cooperate in the preparation of the Permit Application, Information Statement and other documents related thereto, which shall be in form and substance reasonably acceptable to each of them.

                           (c) In the event that Parent relies on the S-4
registration process, Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Company shall provide to Parent and its counsel for inclusion in the Proxy Statement of the S-4, in form and substance reasonably satisfactory to Parent and its counsel, such information concerning the Company, its operations, capitalization, technology, share ownership and other material as Parent or its counsel may reasonably request. Parent shall use its Best Efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to the Company Stockholders at the earliest practicable time (it being understood that Parent shall file all amendments to the S-4 and all responses to SEC comments, and the Company shall use Best Efforts to assist Parent at Parents request from time to time in this regard). Parent will notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or, the Proxy Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its Representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the S-4 or the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement and the S-4 Filing, Parent shall promptly inform the Company of such occurrence and cooperate in filing with the SEC or its staff.

                          (d) As promptly as practicable after the execution of
this Agreement and at such time as Parent may request so as not to interfere with the 3(a)(10) Permit, application process described above or the Section3(a)(10) exemption or the S-4 registration process, the Company shall submit this Agreement and the transactions contemplated hereby to the Company Stockholders for approval and adoption as provided by Delaware Law and its Certificate of Incorporation and Bylaws. Subject to the fiduciary obligations of the Board of Directors of the Company, the Company shall use its Best Efforts to solicit and obtain the consent of the Company Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company Stockholders shall be subject to review and reasonable approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement; provided, however, that such recommendation need not be included, or may be withdrawn, to the extent that the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary obligations to the holders of the Company Capital Stock after being so advised by counsel.

                          (e) Notwithstanding anything to the contrary contained
herein, if (i) the Company determines in good faith that a 3(a)(10) Permit could not be obtained on a schedule that would allow the Closing to take place before February 15, 2000, and (ii) the Company notifies Parent within thirty (30) days after the date of this Agreement that the Company is electing to require that the Parent Share Consideration be issued in reliance on the exemption from registration set forth in Rule 506 under the Securities Act (the Private Placement Exemption), then (unless Parent reasonably determines, after consultation with the Company, that the Private Placement Exemption is unavailable under Rule 506 under the Securities Act), Parent shall proceed to arrange for the issuance of the Parent Share Consideration in reliance on the Private Placement Exemption (which shall be conditioned on the receipt by Parent of such certificates and information as Parent reasonably requires in order to document compliance with the Private Placement Exemption). If the Parent Share Consideration is to be issued in reliance on the Private Placement Exemption, then Parent shall register such shares for resale pursuant to a registration statement on FormS-3 (or, if unavailable, a registration statement on Form S-1). Parent shall be required to prepare and file such registration statement as soon as commercially practicable but in no event later than sixty (60) days of the Closing Date pursuant to the terms of a registration rights agreement which the Parties shall negotiate in good faith with customary terms and conditions. If, at any time after making the election referred to in the first sentence of this
Section 8.7(e), the Company or Parent reasonably determines that the Private

Placement Exemption would not be available, then Parent's obligations under
Section 4 (to proceed with a fairness hearing or with the S-4 shall be reinstated.

            8.8 NO SOLICITATION.

                (a) The Company shall instruct its Representatives not to, directly or indirectly, solicit, initiate or intentionally encourage (including by way of furnishing non-public information) any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) in respect of the Company, from any Person, or engage in any discussion or negotiations relating thereto or enter into any agreement with any Person providing for or contemplating any Acquisition Proposal.

                (b) The Company and its Representatives shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any party or parties conducted heretofore by the Company or its other Representatives with respect to any Acquisition Proposal. The Company shall notify Parent in writing of any Acquisition Proposal and any amendments thereto with respect to the Company or any other transaction, the consummation of which would reasonably be expected to prevent or materially interfere with or materially delay the Merger (including the material terms and conditions of any such Acquisition Proposal and the identity of the Person making it and any subsequent modifications thereto), promptly, but in any event within one business day after receipt by the Company.

                (c) As used in this SECTION 8.8, "ACQUISITION PROPOSAL" shall mean:

                    (i) a bona fide proposal or offer for a merger, consolidation or other business combination involving an acquisition of the Company or a substantial portion of the assets of the Company; or

                    (ii) any proposal to acquire in excess of twenty percent (20%) in interest of the Company's Capital Stock (other than upon the exercise of options outstanding on the date hereof).

            8.9 REGULATORY FILINGS. As soon as may be reasonably practicable, Parent and the Company each shall file, if required, with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction. Parent and the Company each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

            8.10 NMS LISTING. Parent shall cause the shares of Parent Common Stock issuable in connection with the Merger to be listed on the Nasdaq National Market as of the Effective Time.


            8.12 TAX-FREE REORGANIZATION. The Parties shall use their respective Best Efforts to enable the Contemplated Transactions to qualify as a tax-free reorganization as defined in Section 368(a) of the Code and as a transaction described in Section 351 of the Code, including executing prior to the Effective Time customary representations for transactions described in Sections 351 and/or
Section 368 of the Code.

            8.11 PARENT SEC REPORTS. Parent will promptly deliver or make available (including by notification that an Edgar filing has been made) to the Company copies of any Parent SEC Reports filed by Parent during the period prior to the Closing, and all such Parent SEC Reports (i) will be prepared in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and (ii) will not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements contained in such Parent SEC Reports: (i) will comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements are subject to year-end audit adjustments); and (iii) will fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations, stockholders equity and cash flows of Parent and its subsidiaries for the periods covered thereby.

            8.13 PRE-CLOSING BRIDGE LOAN. At any time preceding the Effective Time, upon the Company's demonstration of a bona fide need for additional operating funds, Parent shall provide the Company with a bridge loan of fifteen million dollars ($15,000,000), such bridge loan to be made on substantially the same terms as set forth in the Bridge Loan Agreement (as defined in Section 9.9); provided, that, the principal and interest accrued under such loan shall become due and payable upon the earlier of (i) one (1) year from the date of such loan or (ii) the closing of one or more sales by the Company of its debt or equity securities where the aggregate gross proceeds from such financings exceed thirty million dollars ($30,000,000).

            8.14 COMPANY REGISTRATION RIGHTS AGREEMENT; TAX-SHARING AGREEMENT. As soon as practicable following the date hereof and prior to the Closing Date, Parent and the Company shall negotiate in good faith (i) an amendment to the Registration Rights Agreement of the Company dated as of May 14, 1999, as amended as of June 4, 1999, for the purpose of adding Parent as a party thereto to be effective immediately following the Effective Date, pursuant to which Parent shall have rights junior to the rights of the current holders under such agreement, and (ii) a tax sharing agreement between the Company and Parent to be effective immediately following the Effective Date with customary terms and conditions.

            8.15 OBLIGATION TO UPDATE DISCLOSURE SCHEDULES.  Not later than five
(5) days prior to the Closing Date, (a) the Company shall deliver to Parent an update of the Company Disclosure Letter, which shall speak as of a date not earlier than five days prior to the date of delivery of such update, and (b) Parent shall deliver to the Company an update of the Parent Disclosure Letter, which shall speak as of a date not earlier than five days prior to the date of delivery of such update. No such update shall be deemed to supplement or amend the Disclosure Letters for the purpose of (i) determining the accuracy of any representation or warranty made by any of the Parties in this Agreement as of the date hereof or as of the Closing, or (ii) determining whether any of the conditions set forth in Section 10 has been satisfied. No Party which has delivered an update of its Disclosure Letter under this Section 8.15 shall be deemed to have breached or failed to comply with its covenant to deliver such update by reason of any actual or alleged inaccuracies in, or any actual or alleged omissions from, any such updated Disclosure Letter.

         9. POST-CLOSING COVENANTS. With respect to the period following the Effective Time:

             9.1 GENERAL. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11).

             9.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time involving the Company, or (B) arising out of the operation of the business of the Surviving Corporation following the Effective Time in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under SECTION 11 below).

             9.3 CONFIDENTIALITY. Each of the Parties hereto hereby agrees to keep such information or Knowledge obtained in any due diligence or other investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, except to the extent that such information is or becomes publicly known or available or is independently acquired or developed. In this regard, the Company and its employees and agents acknowledge that Parent's Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company and its employees and agents, acknowledge and agree not to engage in any transactions in Parent's Common Stock in violation of applicable insider trading laws.

            9.4 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under U.S. Treasury Regulation Section 1.1445-2(c)(3).

            9.5 TAX FREE REORGANIZATION. The Parties intend to adopt this Agreement as a tax-free plan of reorganization under Section 368 of the Code. The Parties acknowledge that the issuance of the Parent Common Stock to the Company Stockholders and the issuance of Surviving Corporation Common Stock to Parent is the sole consideration issued in connection with the Contemplated Transactions, and no other transaction represents, provides for or is intended to be an adjustment to the consideration paid for the Company Capital Stock or the Parent Wireless Assets. No consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Parent or the Company in connection with the Contemplated Transactions. The Parties shall not take a position on any tax return inconsistent with this
Section 9.5 unless there has been a final "determination" (within the meaning of Section 1313(a) of the Code) to the contrary. Except as contemplated in this Agreement, from and after the Effective Time, neither Parent nor the Surviving Corporation shall take any action (or fail to take any action) that could reasonably be expected to cause the Contemplated Transactions not to be treated as a reorganization within the meaning of Section 368 of the Code or as a transfer described in Section 351 of the Code.

            9.6 BOARD OF DIRECTORS. The members of the Board of Directors of the Surviving Corporation immediately following the Merger shall be Hatim Tyabji, Naveen Jain and such other individuals as may be nominated and elected pursuant to the Stockholders Agreement.

            9.7 SURVIVING CORPORATION INCENTIVE STOCK PLAN. Immediately following the Merger, Surviving Corporation shall have an Incentive Stock Plan under which the number of shares of Surviving Corporation Common Stock reserved for issuance shall be 2,600,000 shares of Surviving Corporation Common Stock, such shares to be in addition to the number of shares of Surviving Corporation Common Stock reserved for issuance upon exercise of Company Options assumed in the Merger.

            9.8 INITIAL PUBLIC OFFERING OF SURVIVING CORPORATION. Parent shall use commercially reasonable efforts to cause the Surviving Corporation, at the earliest practicable time after the Merger, to effect a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act; PROVIDED, HOWEVER, that Parent's foregoing obligation shall be subject to (i) the discretion of the Board of Directors of Surviving Corporation to exercise its business judgment under Delaware Law for the purpose of maximizing stockholder value for all stockholders of the Surviving Corporation, (ii) underwriting considerations, including market conditions, and (iii) such other pertinent factors as Parent and the Board of Directors of Surviving Corporation may consider significant in the good faith exercise of its business judgment.

            9.9 BRIDGE LOAN FACILITY. Immediately following the Effective Time, Parent shall provide Surviving Corporation with a bridge loan facility in an amount of fifty million dollars ($50,000,000) subject to periodic drawdown from time to time in such amounts as shall be needed to fund the working capital and other cash requirements of the Company, such drawdowns to be evidenced by a Secured Convertible Promissory Note in substantially the form of Exhibit N-1, and a Security Agreement in substantially the form of Exhibit N-2.

            9.10 INDEMNIFICATION CONTINUATION.

                 (a) For purposes of this SECTION 9.10, (i) "INDEMNIFIED PERSON" means any person who is now, or has been at any time between the date of this Agreement and prior to the Effective Time, an officer or director of the Company or who was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise, or a general partner of any partnership, or a trustee of any trust and (ii) "PROCEEDING" means any claim, action, suit, proceeding or investigation.

                 (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to provide indemnification to the same extent and under similar conditions and procedures as offered to officers and directors of the Company immediately prior to the Effective Time, to each Indemnified Person in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of the Company or is or was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Time.

                 (c) The rights of each Indemnified Person hereunder shall be in addition to any other rights such Indemnified Person may have under Delaware Law, the Company's Certificate of Incorporation or Bylaws in effect prior to the Effective Time, any agreement or otherwise. The provisions of this SECTION 9.10 shall survive the consummation of the Merger for a period of six years and are expressly intended to benefit and may be relied upon by each of the Indemnified Persons; PROVIDED, HOWEVER, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                 (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or a substantial portion of its properties or assets to any person or entity, then, and in each such case, to the extent necessary to effectuate the purposes of this SECTION 9.10, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this SECTION 9.10.

                  (e) For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; PROVIDED, HOWEVER, that in no event will the Surviving Corporation be required to maintain such a policy in which the aggregate coverage exceeds five million dollars ($5,000,000) for any and all claims.

             9.11 TREATMENT OF EMPLOYEES. Parent hereby covenants that at and following the Effective Time the employees of the Surviving Corporation will not be treated less favorably than comparably-situated employees of Parent in regard to employee benefits and the like taken as a whole.

             9.12 EXISTING BRIDGE LOANS. Parent shall cause the Surviving Corporation to pay off the Existing Bridge Loans in full as soon as practicable following the Effective Time, and in any event not later than ten (10) days following the Effective Date.

         10. CONDITIONS TO OBLIGATIONS TO CLOSING.

             10.1 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate the Merger and enter into the remainder of the Contemplated Transactions is subject to satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES.

                      (i) The representations and warranties of the Company set forth in SECTION 6 shall be true and correct (determined without regard to any materiality qualifiers, including without limitation, "Material Adverse Effect")
(i) as of the date hereof (unless the Aggregate Breach Amount attributable to the Breach by the Company of such representations or warranties (individually or in the aggregate) as of the date hereof shall be less than $15,000,000), and
(ii) as of the Closing Date as though made on and as of the Closing Date (unless the effect of the Breach by the Company of such representations and warranties (individually or in the aggregate) as of the Closing Date shall not be a Material Adverse Effect on the Company), provided that in the cases of both clauses (i) and (ii), any such representation and warranty made as of a specific date shall only be true and correct as of such specific date; and

                    (ii) The representations and warranties set forth in the first two sentences of SECTION 6.2 above shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

                (b) COVENANTS. The Company shall have performed and complied in all material respects with all of its covenants hereunder that are required to be performed or complied with at or prior to the Closing.

                (c) CONSENTS. The Company shall have procured all of the third party consents specified in SECTION 6.4 of the Company Disclosure Letter with respect to any material Contracts.

                (d) NO ACTIONS. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator with respect to which there is a reasonable likelihood of an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect materially the right of Parent to own Surviving Corporation Common Stock following the Effective Time, or (D) affect materially the right of Surviving Corporation to own the Company's assets (including without limitation its Intellectual Property) and to operate the Company's businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered since the date of this Agreement which has caused, or would reasonably be expected to cause, any of the effects under clause (A), (B), (C), or (D) of this SECTION 10.1(D) to occur.

                (e) CERTIFICATES. The President or other duly authorized officer of the Company shall have delivered to Parent a certificate on behalf of the Company to the effect that each of the conditions specified above in SECTION 10.1(A) to 10.1(D) (inclusive) has been satisfied in all respects.

                (f) GOVERNMENTAL AUTHORIZATIONS. The Parties shall have received all authorizations, consents and approvals of Governmental Bodies referred to in
SECTION 6.4, SECTION 8.2 or SECTION 8.8 above or disclosed in a corresponding section in the Company Disclosure Letter the failure to obtain which would prevent the consummation of the Contemplated Transactions.

                (g) STOCKHOLDER CERTIFICATE. Each Company Affiliate shall have executed and delivered to Parent and Sub a Stockholder Certificate in substantially the form attached hereto as EXHIBIT H.

                (h) LEGAL OPINION. Parent shall have received from Cooley Godward LLP, counsel to the Company, an opinion dated as of the Closing Date and covering such matters with respect to the Company as Parent may reasonably request (and is customary in a transaction such as the Merger).

                (i) STOCKHOLDER VOTE. This Agreement and the Merger shall have been approved by the vote of the holders of more than fifty percent (50%) of the outstanding Company Capital Stock (the "REQUISITE COMPANY STOCKHOLDER VOTE") and holders of not more than ten percent (10%) of Company Capital Stock shall continue to have a right to exercise appraisal, dissenters or similar rights under Delaware Law with respect to their Company Capital Stock by virtue of the Merger.

                (j) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect on the Company since October 31, 1999.

                (k) RESIGNATION OF DIRECTORS. Except for Hatim Tyabji, each of the directors of the Company shall have resigned or been removed from office.

                (l) TERMINATION OR EXERCISE OF ALL WARRANTS. As of immediately prior to the Effective Time, all outstanding Warrants shall have been exercised or terminated.

                (m) RELEASES. Each Company Affiliate shall have executed and delivered a Release in favor of the Company in substantially the form attached hereto as EXHIBIT L.

                (n) STOCKHOLDERS AGREEMENT. Parent, the Company and the Major Stockholders shall have executed and delivered a Stockholders Agreement in substantially the form attached hereto as EXHIBIT O.

                (o) LICENSE AGREEMENT. Parent and the Company shall have executed and delivered a Technology License Agreement in substantially the form attached hereto as EXHIBIT P.

                (p) JOINT MARKETING AND REFERRAL AGREEMENT. Parent and the Company shall have executed and delivered a Joint Marketing Agreement in substantially the form attached hereto as EXHIBIT Q.

                (q) SUPPORT SERVICES AGREEMENT. Parent and the Company shall have executed and delivered a Support Services Agreement in substantially the form attached hereto as EXHIBIT R.

            Parent may waive any condition (in whole or in part) specified in this SECTION 10.1 by executing a writing so stating at or prior to the Closing.

            10.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to consummate the Merger and enter into the remainder of the Contemplated Transactions is subject to satisfaction of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in SECTION 7 shall be true and correct (determined without regard to any materiality qualifiers, including without limitation, "Material Adverse Effect") (i) as of the date hereof (unless the Aggregate Breach Amount attributable to the Breach by Parent of such representations or warranties (individually or in the aggregate) as of the date hereof shall be less than $5,000,000), and (ii) as of the Closing Date as though made on and as of the Closing Date (unless the effect of the Breach by Parent of such representations and warranties (individually or in the aggregate) as of the Closing Date shall not be a Material Adverse Effect on Parent or the Parent Wireless Assets), provided that in the cases of both clauses (i) and (ii), any such representation and warranty made as of a specific date shall only be true and correct as of such specific date.

                (b) COVENANTS. Parent and Sub shall have performed and complied in all material respects with all of their covenants hereunder that are required to be performed or complied with at or prior to the Closing.

                (c) NO ACTIONS. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator with respect to which there is a reasonable likelihood of an unfavorable injunction, judgment, order, decree, ruling, or charge that would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused, or would reasonably be expected to cause, any of the effects under clause (A) or (B) of this SECTION 10.2(C) to occur. All waiting periods under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early.

                (d) CERTIFICATE. The President or other duly authorized officer of each of the Parent Entities shall have delivered to the Company a certificate to the effect that each of the conditions specified above in SECTION 10.2(A) to 10.2(C) (inclusive) has been satisfied in all respects.

                (e) GOVERNMENTAL AUTHORIZATIONS. The Parties shall have received all authorizations, consents and approvals of Governmental Bodies referred to in
SECTION 6.4, SECTION 8.2 or SECTION 8.8 or disclosed in a corresponding section in the Company Disclosure Letter the failure to obtain which would prevent the consummation of the Contemplated Transactions.

                (f) LEGAL OPINION. The Company shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent and Sub, an opinion dated as of the Closing Date and covering such matters with respect to Parent and Sub as the Company may reasonably request (and is customary in a transaction such as the Merger).

                (g) NO MATERIAL ADVERSE EFFECT. There shall not have occurred a Material Adverse Effect on Parent or the Parent Wireless Assets since October 31, 1999; PROVIDED, for purposes of this condition, a decline in the trading price of the Parent Common Stock, whether occurring at any time or from time to time, as reported by the Nasdaq National Market or any other automated quotation system or exchange shall not in and of itself be deemed to constitute a Material Adverse Effect on Parent.

                (h) STOCKHOLDERS AGREEMENT. Parent, the Company and the Major Stockholders shall have executed and delivered a Stockholders Agreement in substantially the form attached hereto as EXHIBIT O.

                (i) LICENSE AGREEMENT. Parent and the Company shall have executed and delivered a Technology License Agreement in substantially the form attached hereto as EXHIBIT P.

                (j) JOINT MARKETING AND REFERRAL AGREEMENT. Parent and the Company shall have executed and delivered a Joint Marketing Agreement in substantially the form attached hereto as EXHIBIT Q.

                (k) SUPPORT SERVICES AGREEMENT. Parent and the Company shall have executed and delivered a Support Services Agreement in substantially the form attached hereto as EXHIBIT R.

                (l) PARENT COMMON STOCK. Parent shall have taken such actions as may be necessary or appropriate to ensure that all Parent Common Stock issuable to Company Stockholders by reason of the Merger is freely tradable immediately following the Effective Time.

          The Company may waive any condition (in whole or in part) specified in this SECTION 10.2 by executing a writing so stating at or prior to the Closing.

      11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNITY; ESCROW.

          11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants of the Company to be performed prior to the Effective Time, and all representations and warranties of the Company in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Merger for a period of one (1) year from the Effective Time. All covenants of Parent to be performed prior to the Effective Time, and all representations and warranties of Parent in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time; provided, all covenants of Parent to be performed after the Effective Time and the representations and warranties of Parent in Sections 7.7 through 7.15 and in any instrument delivered pursuant to this Agreement and relating to the Parent Wireless Assets shall survive the Merger for a period ending on one (1) year from the Effective Time.

            11.2 ESCROW ARRANGEMENTS.

                 (a) COMPANY INDEMNITY OBLIGATIONS; ESCROW FUND.

                     (i) Subject to the limitations set forth herein, from and after the Closing Date, the Major Stockholders, jointly and severally, agree to indemnify (subject to Section 11.3) and hold Parent and its Representatives and Affiliates (including the Company) (collectively, the "PARENT INDEMNIFIED PERSONS") harmless from and against all claims, losses, liabilities, damages, deficiencies, costs and expenses (including reasonable attorneys' fees and expenses of investigation) (hereinafter individually a "PARENT LOSS" and collectively "PARENT LOSSES") incurred or directly or indirectly borne by the Parent Indemnified Persons as a result of (A) any Breach of a representation or warranty of the Company contained in this Agreement, or (B) any failure by the Company to perform or comply with any covenant contained in this Agreement that is required to be performed by the Company prior to the Closing. The Escrow Fund (as defined herein) shall be the sole remedy to compensate the Parent Indemnified Persons for such Parent Losses, and without limiting the foregoing, Parent agrees and acknowledges that (a) no Major Stockholder shall have indemnity liability with respect to matters for which Parent is entitled to indemnity under Section 11 or any other liability or exposure whatsoever with respect to any matters for which Parent may be entitled to recourse hereunder in excess of the shares of Parent Common Stock in the Escrow Fund, and (b) no Company Stockholder other than the Major Stockholders shall have any indemnity or escrow obligation hereunder or any other liability or exposure whatsoever with respect to any matters for which Parent may be entitled to recourse hereunder. The Major Stockholders shall not have any right of contribution from Parent with respect to any Parent Loss claimed by the Parent Indemnified Persons. Parent and the Company each acknowledge that such Parent Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the Merger Consideration.

                    (ii) As soon as practicable after the Effective Time, shares of Parent Common Stock which comprise the Escrow Amount, without any act of any Major Stockholder, will be deposited with an escrow agent to be selected by Parent prior to the Closing Date with the reasonable consent of the Company (the "ESCROW Agent"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each Major Stockholder shall be in proportion to the respective numbers of shares of Parent Common Stock to which each Major Stockholder would otherwise be entitled under SECTION 3.1. The Escrow Agent shall not be responsible for confirming that the shares contributed to the Escrow Fund comprise the Escrow Amount or that the portion contributed on behalf of each Major Stockholder is in the proper proportion, which determination shall be made by Parent.

                    (iii) Notwithstanding anything contained herein to the contrary, the Major Stockholders shall not have any liability or obligation to indemnify any Parent Indemnified Person for any Parent Losses unless and until Parent Losses which equal or exceed five hundred thousand dollars ($500,000) in the aggregate for all Parent Losses (the "PARENT BASKET AMOUNT") have been incurred by Parent Indemnified Persons. At such time as Officer's Certificates with respect to such incurred Parent Losses which meet the foregoing threshold have been delivered, the Parent Indemnified Persons shall be entitled to indemnification for all Parent Losses, including the Parent Basket Amount.

               (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Subject to the following requirements, the Escrow Fund shall remain in existence during the period following the Closing until the first anniversary of the Closing Date (the "ESCROW PERIOD"). At the expiration of the Escrow Period a portion of the Escrow Fund shall be released from Escrow to the Major Stockholders in an amount equal to the Escrow Amount less an amount equal to the sum of (i) all amounts theretofore distributed out of the Escrow Fund to Parent and the other Parent Indemnified Persons pursuant to this SECTION 11, and (ii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of Parent, subject to the objection of the Stockholder Agent and the subsequent arbitration of the matter in the manner provided in SECTION 11.2(F), is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the end of the Escrow Period, which amount shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved (such resolution to be evidenced by the written agreement of Parent and the Stockholder Agent or the written decision of the arbitrators as described in SECTION 11.2(F)), the Escrow Agent shall deliver to the Major Stockholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to Major Stockholders pursuant to this SECTION 11.2(B) and SECTION 11.2(D)(III) shall be made in proportion to their respective original contributions to the Escrow Fund, as calculated by the Stockholder Agent and delivered to the Escrow Agent in writing.

               (c) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (d)  DISTRIBUTIONS; VOTING; CLAIMS UPON ESCROW FUND.

                    (i) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund, shall be added to the Escrow Fund and become a part thereof. Any cash dividends paid on Parent Common Stock in the Escrow Fund, shall be paid to the Major Stockholders in accordance with their respective contributions to the Escrow Fund. New Shares and cash dividends issued in respect of

Parent Common Stock, which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the record holders thereof.

                    (ii) The Major Stockholders shall have voting rights with respect to the shares of Parent Common Stock in the Escrow Fund held on behalf of such Major Stockholder (and on any voting securities added to the Escrow Fund in respect of such New Shares) so long as such shares of Parent Common Stock or other voting securities are held in the Escrow Fund.

                    (iii) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that the Parent Indemnified Persons have incurred and paid or properly accrued Parent Losses, or reasonably anticipates that it will have to pay or accrue Parent Losses, and (B) specifying in reasonable detail the individual items of Parent Losses included in the amount so stated, the date on which each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the Breach to which such item is related, the Escrow Agent shall, subject to the provisions of SECTION 11.2(E) hereof, deliver to Parent (or at the direction of Parent, to the Surviving Corporation) out of the Escrow Fund, as promptly as practicable after the expiration of the 30-day period referred to in SECTION 11.2(E), such amounts held in the Escrow Fund equal to such Parent Losses, the shares of Parent Common Stock to be valued as provided in clause (iv) below.

                    (iv) For the purposes of determining the number of shares of Parent Common Stock to be disbursed to Parent out of the Escrow Fund, the shares of Parent Common Stock shall be valued at the closing price of the Parent Common Stock as reported in the Wall Street Journal on the Nasdaq National Market on the day immediately preceding the date of delivery of such shares by the Escrow Agent.

                    (v) Notwithstanding anything to the contrary herein, in the event the Escrow Agent is obligated to deliver shares of Parent Common Stock from the Escrow Fund directly to Parent pursuant to SECTION 11.1(D), the Escrow Agent shall only deliver eighty percent (80%) or such lesser percentage as shall then represent Parent's percentage ownership of the issued and outstanding capital stock of the Surviving Corporation of the number of shares of Parent Common Stock which would otherwise be deliverable (as calculated under SECTION 11.1(D)(IV)); PROVIDED, HOWEVER, that if Parent directs the Escrow Agent to deliver shares of Parent Common Stock from the Escrow Fund pursuant to SECTION 11.1(D) directly to the Surviving Corporation, the Escrow Agent shall deliver one hundred percent (100%) of the number of shares of Parent Common Stock otherwise deliverable (as calculated under SECTION 11.1(D)(IV)).

               (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to Parent of any Escrow Amount specified in such Officer's Certificate unless the

Escrow Agent shall have received written authorization from the Stockholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund in accordance with such Officer's Certificate and SECTION 11.2(D), PROVIDED, HOWEVER, that no such payment or delivery may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

                    (i) In case the Stockholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate within 30 days after delivery of such Officer's Certificate, the Stockholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If the Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by such parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                    (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both such parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Stockholder Agent cannot mutually agree on one arbitrator, Parent and the Stockholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period not to exceed forty-five (45) days and establish procedures designed to limit the cost and time for discovery while allowing such parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Parties to this Agreement, and notwithstanding anything in SECTION 11.2(E) to the hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). In the event that the Escrow Agent has not received evidence of resolution under SECTION 11.2(F)(I) or this SECTION 11.2(F)(II), the Escrow Agent shall continue to hold the Escrow Fund in accordance herewith.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington, under the rules then in effect of the American Arbitration Association. Each Party to any arbitration pursuant to this SECTION 11.2(F) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by Parent, on the one hand and the Major Stockholders, on the other. Neither the expenses that the Stockholder Agent incurs in the course of any arbitration pursuant to this SECTION 11.2(F) nor the Stockholder Agent's portion of the fees of the arbitrators or the administrative fees for the American Arbitration Association shall be deducted from any amounts held in the Escrow Fund.

               (g)  STOCKHOLDER AGENT; POWER OF ATTORNEY.

                    (i) In the event that the Merger is approved by the Company Stockholders, effective upon such vote, and without any further act of any Major Stockholder, the Stockholder Agent shall be appointed as agent and attorney-in-fact for each Major Stockholder, to give and receive notices and communications, to authorize delivery to Parent of shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing. The Stockholder Agent may be changed by the Major Stockholders from time to time upon not less than thirty (30) days' prior written notice to Parent and Escrow Agent; PROVIDED that the Stockholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Amount in the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Amount in the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the Major Stockholders.

                    (ii) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment. The Major Stockholders shall jointly and severally indemnify the Stockholder Agent and hold the Stockholder Agent harmless against any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Stockholder Agent and arising out of or in connection with the acceptance or administration of the Stockholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Agent.

               (h) ACTIONS OF THE STOCKHOLDER AGENT. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision of all the Major Stockholders and shall be final, binding and conclusive upon each of such Major Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of each Major Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

               (i) THIRD-PARTY CLAIMS. In the event that Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Agent in writing of such claim, and the Stockholder Agent and the Major Stockholders shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; PROVIDED, HOWEVER, that except with the consent of the Stockholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this SECTION 11 to the amount of any claim by Parent against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

               (j)  ESCROW AGENT'S DUTIES.

                    (i) The Escrow Agent's duties are purely ministerial in nature, and the Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper Party or Parties. The Escrow Agent shall not be liable for any action taken, suffered or omitted hereunder as Escrow Agent absent Gross Negligence, willful misconduct or bad faith, and the Escrow Agent shall be fully protected and shall incur no liability for any action taken, suffered or omitted pursuant to the advice of counsel.

                    (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other Person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the Parties hereto or to any other Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                    (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                    (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                    (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any Party for damages, claims, liabilities, losses, or expenses, except for Gross Negligence, willful misconduct or bad faith on the part of the Escrow Agent (which for all purposes of any section of this Agreement as it pertains to the Escrow Agent shall be finally determined by a court of competent jurisdiction). The Escrow Agent shall not incur any such liability for (A) any action taken, suffered or omitted in good faith, or (B) any action taken, suffered or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any action taken, suffered, or omitted by it in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any Person acting or purporting to act on behalf of any Party to this Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, custodians or nominees, and the Escrow Agent shall not be liable or responsible for any misconduct or negligence on the part of any such agent, custodian or nominee absent Gross Negligence, willful misconduct or bad faith on the part of the Escrow Agent in the selection and continued employment thereof.

                    (vi) If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent through such time and which the Parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                    (vii) The Parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, costs, fines, settlement judgments, penalties, demands, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the execution of this Agreement or the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                    (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parties; PROVIDED, HOWEVER, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Parties shall use their Best Efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of Washington. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. Alternatively, if a successor escrow agent is not appointed within the above time frames, then the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

                    (ix) In no event shall the Escrow Agent be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                    (x) Any Person into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any Person to which substantially all the business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further act.

               (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the schedule of the Escrow Agent delivered to Parent at or prior to the execution of this Agreement. Such fee schedule may be amended or modified upon mutual consent of Parent and the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy

(*) Confidential Treatment Requested

arises, or if the Escrow Agent is made a Party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and the Escrow Agent shall not be obligated to take any such action unless and until it is reasonably satisfied that it will receive such compensation and reimbursement.

               (l) SURVIVAL. The obligations of the Parties under SECTION 11.2(K) and SECTION 11.2(J)(VII) shall survive termination of this Agreement and resignation or substitution of the Escrow Agent.

          11.3 EXCLUSIVE REMEDY. The indemnity set forth in SECTION 11.2 and the Escrow Fund provided for therein shall apply only to Breaches by the Company of any representation, warranty, covenant or agreement of the Company contained herein or in any other certificate or document delivered pursuant hereto and, except as otherwise provided below, resort to the Escrow Fund shall be the exclusive right and remedy of Parent for such Breaches, or for Breaches of any Stockholder Certificate or otherwise under or in connection with this Agreement, once the Closing occurs. Notwithstanding the foregoing, the existence of this
SECTION 11 and of the rights and restrictions set forth herein do not limit any other potential remedies of Parent against Persons who may be liable for fraud under common law in connection with the Contemplated Transactions. In addition, this SECTION 11.3 shall not apply if the Merger does not close.

          11.4 PARENT INDEMNIFICATION FOR CERTAIN LOSSES.

               (a) INDEMNITY. The Company Stockholders shall be intended third party beneficiaries for purposes of SECTION 11.4 and Parent agrees to indemnify and hold each Company Stockholder (collectively, the "COMPANY STOCKHOLDER INDEMNIFIED PERSONS") harmless on a pro rata basis from and against all claims, losses, liabilities, damages, deficiencies, costs and expenses (including reasonable attorneys' fees and expenses of investigation) (hereinafter individually a "COMPANY LOSS" and collectively "COMPANY LOSSES") incurred or directly or indirectly borne by the Company Stockholder Indemnified Persons as a result of (*) and (iii) the existence of this SECTION 11 and of the rights and restrictions set forth herein do not limit any other potential remedies of the Company Stockholders with respect to any liability of Parent for fraud under common law or under the Securities Act in connection with the Contemplated Transactions. Furthermore, notwithstanding anything to the contrary contained herein, Parent shall not have any liability or obligation under clauses (A) and (B) and (C) of the first sentence of this Section 11.4(a) to indemnify the Company Stockholders for any Company Losses unless and until such Company Losses equal or exceed five hundred thousand dollars ($500,000) in the aggregate for all Company Losses (the "COMPANY BASKET AMOUNT"); provided, in the event that Company Losses exceed the Company Basket Amount, the Company Stockholders shall be entitled to indemnification for all Company Losses, including the Company Basket Amount.

               (b) CLAIM PROCEDURE; ARBITRATION. Any claim for Company Losses shall be resolved pursuant to binding arbitration in the manner set forth in
Section 11.2(f).

     12.  TERMINATION.

          12.1 TERMINATION OF THE AGREEMENT. The Parties may terminate this Agreement as provided below:

               (a) Parent and the Company may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing;

               (b) Parent or the Company may terminate this Agreement prior to the Closing by written notice if: (i) the Closing has not occurred by March 31, 2000 (the "EXPIRATION DATE") (PROVIDED, in the event Parent determines that a 3(a)(10) Permit is not available and that it must prepare and file an S-4 as provided in SECTION 8.7, such Expiration Date shall be extended to April 30,
2000); PROVIDED, HOWEVER, that the right to terminate this Agreement under this
SECTION 12.1(B)(I) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing, to occur on or before such date and such action or failure to act constitutes a Breach of this Agreement; (ii) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Closing, or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing, by any Governmental Body that would make consummation of the Closing illegal;

               (c) Parent may terminate this Agreement prior to the Closing by written notice if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing, by any Governmental Body, which would (i) prohibit the Surviving Corporation's or the Company's ownership or operation of all or a portion of the business of the Company or the Parent Wireless Assets or (ii) compel the Surviving Corporation to dispose of or hold separate all or a portion of the business or assets of the Company or the Parent Wireless Assets as a result of the Closing;

               (d) Parent may terminate this Agreement prior to the Closing by written notice if it is not in Breach of its obligations under this Agreement and there has been a Breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, and as a result of such Breach, the conditions set forth in SECTION 10.1(A) or 10.1(B), as the case may be, would not be satisfied; PROVIDED, HOWEVER, if such Breach is curable by the Company prior to the Closing through the exercise of its reasonable best efforts, then so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this
SECTION 12.1(D) unless such Breach is not cured prior to the Closing (notwithstanding the foregoing, in no event shall such cure period extend beyond the Expiration Date); PROVIDED, FURTHER, HOWEVER, that, no cure period shall be required for a Breach which by its nature cannot be cured through the exercise of such reasonable best efforts;

               (e) the Company may terminate this Agreement prior to the Closing by written notice if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing, by any Governmental Body, which would (i) prohibit the Surviving Corporation's or the Company's ownership or operation of all or a portion of the business of the Company or the Parent Wireless Assets, or (ii) compel the Surviving Corporation to dispose of or hold separate all or a portion of the business or assets of the Company or the Parent Wireless Assets as a result of the Closing;

               (f) the Company may terminate this Agreement prior to the Closing by written notice if it is not in Breach of its obligations under this Agreement and there has been a Breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent, and as a result of such Breach, the conditions set forth in SECTION 10.2(A) OR 10.2(B), as the case may be, would not be satisfied; PROVIDED, however, if such Breach is curable by Parent prior to the Closing through the exercise of its reasonable best efforts, then so long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this SECTION 12.1(F) unless such Breach is not cured by the Closing (notwithstanding the foregoing, in no event shall such cure period extend beyond the Expiration Date); PROVIDED, FURTHER,

HOWEVER, that, no cure period shall be required for a Breach which by its nature cannot be cured through the exercise of such reasonable best efforts;

               (g) Parent or the Company may terminate this Agreement prior to the Closing, by written notice if the Company Stockholders shall have taken a final vote on the matters set forth in SECTION 10.1(I), and such matters shall not have been approved by the Requisite Company Stockholder Vote;

               (h) Parent may terminate this Agreement prior to the Closing by written notice if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement; PROVIDED, HOWEVER, if such Material Adverse Effect is curable by the Company prior to the Closing through the exercise of its reasonable best efforts, then so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this SECTION 12.1(H) unless such Material Adverse Effect is not cured by the Closing (notwithstanding the foregoing, in no event shall such cure period extend beyond the Expiration Date); PROVIDED, FURTHER, HOWEVER, that, no cure period shall be required for a Material Adverse Effect which by its nature cannot be cured through the exercise of such reasonable best efforts;

               (i) Parent may terminate this Agreement prior to the Closing by giving written notice to the Company in the event that at the Expiration Date the Dissenting Shares equal or exceed ten percent (10%) of the aggregate number of issued and outstanding shares of Company Capital Stock; and

               (j) the Company may terminate this Agreement prior to the Closing by written notice if an event having a Material Adverse Effect on Parent or the Parent Wireless Assets shall have occurred after the date of this Agreement (notwithstanding the foregoing, for purposes of this SECTION 12.1(J), a decline in the trading price of the Parent Common Stock, whether occurring at any time or from time to time, as reported by the Nasdaq National Market or any other automated quotation system or exchange, shall not in and of itself be deemed to constitute a Material Adverse Effect on Parent); PROVIDED, HOWEVER, if such Material Adverse Effect is curable by Parent prior to the Closing through the exercise of its reasonable best efforts, then so long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this SECTION 12.1(J) unless such Material Adverse Effect is not cured by the Closing (notwithstanding the foregoing, in no event shall such cure period extend beyond the Expiration Date); PROVIDED, FURTHER, HOWEVER, that, no cure period shall be required for a Material Adverse Effect which by its nature cannot be cured through the exercise of such reasonable best efforts.

          12.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to SECTION 12.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in Breach); PROVIDED, in the event Parent terminates this Agreement in accordance with SECTION 12.1 and is entitled to and receives a termination fee pursuant to SECTION 12.3, the liability of the Company shall be limited to such termination fee. Notwithstanding the foregoing, the provisions contained in SECTIONS 9.3 (confidentiality), 12.3 (termination fees and other events) and 13 (miscellaneous) shall survive termination.

            12.3 TERMINATION FEES AND OTHER EVENTS.

                (a) The Company shall pay to Parent a termination fee of $10,000,000 plus Expenses, payable in cash by wire transfer or cashier's check (or assets, if sufficient cash is not readily available), in the event, and only in the event, that (1) the Closing does not occur because this Agreement is validly terminated by Parent pursuant to SECTION 12.1(D), (2) Parent has not materially Breached any of its covenants and has not willfully, knowingly or materially Breached any material representation or warranty contained in this Agreement, and (3) one or both of the following events has occurred:

                    (i) the Company has willfully, knowingly and materially Breached any material representation, warranty, covenant or agreement contained in this Agreement; or

                    (ii) the Board of Directors of the Company shall have failed to recommend the Merger, shall have changed its recommendation concerning the Merger and the Contemplated Transactions, or shall have recommended an alternative Acquisition Proposal, or shall have disclosed, in any manner, its intention not to recommend the Merger, to change its recommendation to stockholders concerning the Merger or to recommend an alternative Acquisition Proposal.

                (b) The Company shall pay to Parent an additional termination fee of $15,000,000, payable in cash by wire transfer or cashier's check (or assets, if sufficient cash is not readily available), in the event, and only in the event, that (1) the Company becomes obligated to pay the termination fee described in Section 12.3(a), and (2) any of the following events shall occur within 180 days following the date of termination of this Agreement: (i) the Company shall file a registration statement on Form S-1 (or any successor form) with the Securities and Exchange Commission for the purpose of conducting an initial public offering of Company Capital Stock; or (ii) the Company and a third party shall have entered into a definitive acquisition agreement to acquire all of the issued and outstanding Company Capital Stock or all of the assets of the Company or to effect a Change of Control of the Company; or (iii) the Company and a third party shall execute and deliver a letter of intent providing for a Change of Control of the Company and, within 180 days after the execution and delivery of such letter of intent, the Company and such third party shall enter into a definitive acquisition agreement incorporating the terms (as such terms may be further negotiated) set forth in such letter of intent (in which case such additional termination fee shall only be payable following the execution and delivery of such definitive acquisition agreement by the Company and such third party).

                (c) The Company shall pay to Parent a termination fee of twenty-five million dollars ($25,000,000) plus Expenses, payable in cash by wire transfer or cashier's check (or assets, if sufficient cash is not readily available), in the event, and only in the event, that the Closing does not occur because this Agreement has been validly terminated pursuant to Section 12.1(G) and Parent has not materially Breached its obligations under this Agreement and has not willfully, knowingly or materially Breached any material representation or warranty of Parent contained in this Agreement; PROVIDED, the amount of the Company's obligation for such termination fee shall be reduced (or repaid by Parent to the Company if payment has already been made) to the extent of any amounts collected from the Major Stockholders pursuant to a Breach of the Voting Agreements and PROVIDED FURTHER that no termination fee shall be payable pursuant to this Section 12.3 (c) unless any of the following events shall occur within 180 days following the date of termination of this Agreement: (i) the Company shall file a registration statement on Form S-1 (or any successor form) with the Securities and Exchange Commission for the purpose of conducting an initial public offering of Company Capital Stock; or (ii) the Company and a third party shall have entered into a definitive acquisition agreement to acquire all of the issued and outstanding Company Capital Stock or all of the assets of the Company or to effect a Change of Control of the Company, or (iii) the Company and a third party shall execute and deliver a letter of intent providing for a Change of Control of the Company and, within 180 days after the execution and delivery of such letter of intent, the Company and such third party shall enter into a definitive acquisition agreement incorporating the terms (as such terms may be further negotiated) set forth in such letter of intent (in which case such termination fee shall be payable only following the execution and delivery of such definitive acquisition agreement by the Company and such third party).

                (d) Without limiting Parent's liability for any claims, losses, liabilities, damages, deficiencies, costs and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by the Company as a result of Parent's Breach of this Agreement, Parent shall pay to the Company a termination fee in an amount equal to the greater of (i) the Company's actual damages or (ii) $10,000,000 plus Expenses, payable by wire transfer or cashier's check (or assets, if sufficient cash is not readily available), in the event, and only in the event, that (1) the Closing does not occur because this Agreement is validly terminated by the Company pursuant to SECTION 12.1(F), (2) the Company has not materially Breached any of its obligations under this Agreement and has not willfully, knowingly or materially Breached any material representation or warranty of the Company contained in this Agreement, and (3) Parent or Sub has knowingly, willfully and materially Breached any material representation, warranty, covenant or agreement contained in this Agreement.

                (e) For purposes of this Section "EXPENSES" shall mean the amount of any documented out-of-pocket expenses incurred by a Party and its Affiliates in connection with the negotiation and preparation of this Agreement and any other ancillary agreements executed and delivered in connection with the transactions contemplated hereby and thereby and its due diligence review (including fees of counsel and accountants) up to the date of termination of this Agreement.

                (f) The Company and Parent each acknowledge and agree that the agreements contained in this SECTION 12.3 are an integral part of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this SECTION 12.3, if any Party fails to pay the other Party any fees or expenses due under this SECTION 12.3 within the time required under this Agreement or, if no time period is specified, within five (5) business days of the event giving rise to the payment of such fees and expenses, in addition to any other amounts paid or payable pursuant to this Agreement, the delinquent Party shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment together with interest on the amount of any unpaid fees and expenses at the publicly announced prime rate of Chase Manhattan Bank from the date on which such fees and expenses were required to be paid.

                (g) The Parties acknowledge and agree that it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Parent if Parent were to terminate this Agreement as contemplated by Section 12.3(a), Section 12.3(b) or Section 12.3(c). It is understood and agreed by the Parties that if Parent were damaged by such a termination, (i) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (ii) the termination fee is in the nature of liquidated damages, and not a penalty, and is fair and reasonable, and (iii) the termination fee represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such a termination, and shall be the sole and exclusive measure of damages with respect to any such termination. Once such liquidated damages have been paid in accordance with the provisions of this Agreement, the non-terminating Party and its Affiliates shall be relieved of any further liability in respect of damages relating to the fact or circumstance giving rise to such liquidated damages. Nothing contained in this
Section 12.3(g) shall limit any Party's rights or remedies with respect to any termination of this Agreement not described herein.

         13. MISCELLANEOUS.

            13.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that Parent may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Parent will use its Best Efforts to advise the Company prior to making the disclosure). In furtherance of the foregoing sentence, the Parties agree and acknowledge that Parent will issue a press release following the execution and delivery of this Agreement by the Parties.

            13.2 NO THIRD-PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties, and their respective successors and permitted assigns.

            13.3 ENTIRE AGREEMENT AND MODIFICATION. This Agreement (including the exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof; PROVIDED, HOWEVER, that the letter agreement between Parent and the Company dated November 9, 1999 relating to the Parties' mutual nondisclosure obligations and certain other matters shall remain in full force and effect notwithstanding the execution and delivery of this Agreement and the consummation of the Merger. This Agreement may not be amended except by a written agreement executed by all Parties.

            13.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; PROVIDED, HOWEVER, that Parent may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder; provided FURTHER, that no such assignment or designation shall release Parent from any of its obligations or liabilities hereunder or relieve Parent from primary liability for any of such matters.

            13.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            13.6 HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            13.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below:

If to Parent:


         InfoSpace.com, Inc.
         15375 NE 90th Street
         Redmond, WA 98052
         Attention:  Senior Vice President, Legal and Business Affairs
         Facsimile:  425-883-4846

Copy to:

         Wilson Sonsini Goodrich & Rosati
         Professional Corporation
         650 Page Mill Rd.
         Palo Alto, CA 94304
         Attention:  Barry Taylor
         Facsimile:  650-493-6811

If to the Company:

         Saraide.com inc
         1500 Fashion Island Blvd., Suite 200
         San Mateo, CA 94404
         Attention: Mr. Hatim Tyabji,
         Chairman and Chief Executive Officer
         Facsimile:  650-522-1501

Copy to:

         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA  94306-2155
         Attention:  David A. Lipkin
         Facsimile:  650-857-0663

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties ten (10) days' advance written notice to the other Parties pursuant to the provisions above.

            13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington; PROVIDED, HOWEVER, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

            13.9 FORUM SELECTION; CONSENT TO JURISDICTION. All disputes arising out of or in connection with this Agreement (other than matters subject to arbitration pursuant to the terms of this

Agreement or the other agreements delivered by the Parties pursuant hereto) shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Washington. The Parties hereby consent to the jurisdiction of the Courts of the State of Washington and the United States District Court of the Western District of Washington and waive any objections or rights as to forum nonconvenience, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

            13.10 WAIVERS. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            13.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            13.12 EXPENSES. Each Party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In the event the Merger is consummated, Parent will bear the costs and expenses (including accounting and legal fees and expenses) of the Company incurred in connection with this Agreement and the transactions contemplated thereby, up to a maximum of $750,000; any costs or expenses in excess of such amount shall be borne by the Company Stockholders in proportion to the amount of Merger Consideration received.

            13.13 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including without limitation.

            13.14 COMPANY DISCLOSURE LETTER. In the event of any inconsistency between the statements in the body of this Agreement and those in the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

            13.15 ATTORNEYS' FEES. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing Party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

            13.16 FURTHER ASSURANCES. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

            13.17 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

         PARENT:            INFOSPACE.COM,  INC.

                            By:    /S/   ELLEN B. ALBEN
                                  ---------------------------------------------
                            Name:  ELLEN B. ALBEN
                                  ---------------------------------------------
                            Title: SR. VICE PRESIDENT, LEGAL & BUSINESS AFFAIRS
                                   --------------------------------------------

         THE COMPANY:       SARAIDE.COM INC

                            By:     /S/   HATIM TYABJI
                                  ---------------------------------------------
                            Name:    HATIM TYABJI
                                  ---------------------------------------------
                            Title:    CHIEF EXECUTIVE OFFICER
                                   --------------------------------------------

         SUB:               IC ACQUISITION I CORPORATION

                            By:    /S/   ELLEN B. ALBEN
                                  ---------------------------------------------
                            Name:  ELLEN B. ALBEN
                                  ---------------------------------------------
                            Title: SR. VICE PRESIDENT, LEGAL & BUSINESS AFFAIRS
                                  ---------------------------------------------



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